Exhibit 2.1

ASSET PURCHASE AGREEMENT

by and among

ECONOMIC ANALYSIS, LLC, AS SELLER

ECONOMIC ANALYSIS CORPORATION, THE KLEIN FAMILY TRUST,

KEVIN C. GREEN, JOHN HEKMAN, MICHAEL SMITH, AND WINNAF, INC.,

AS SELLING MEMBERS

BENJAMIN KLEIN, DARRELL WILLIAMS

LECG, LLC, AS PURCHASER, AND

LECG CORPORATION, AS PARENT

DATED AS OF MARCH 1, 2004

A mark of *** in the text of this Exhibit indicates that confidential material has been omitted.

 This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

TABLE OF CONTENTS

1.	CERTAIN DEFINITIONS

2.	SALE AND PURCHASE OF ASSETS.

	2.1	Purchased Assets

	2.2	Excluded Assets

	2.3	Assumed Liabilities

	2.4	Excluded Liabilities

3.	CONSIDERATION.

	3.1	Purchase Price and Payment

	3.2	Allocation of Purchase Price

	3.3	Accounts Receivable

	3.4	Earn Out Payments

4.	COVENANT NOT TO COMPETE

	4.1	Covenant Not to Compete

	4.2	Non-Solicitation

	4.3	Separate Covenants

5.	TRANSFER OF EMPLOYEES AND EMPLOYEE BENEFITS

	5.1	Workers’ Compensation

	5.2	Transfer of Employees

	5.3	Employee Benefit Plans

6.	THE CLOSING

	6.1	The Closing

	6.2	Seller Deliveries at Closing

	6.3	Purchaser Deliveries at Closing

	6.4	Interim Period Expenses

7.	REPRESENTATION AND WARRANTIES OF SELLER ENTITIES REGARDING SELLER

	7.1	Organization and Valid Existence

	7.2	Limited Liability Company Authority

	7.3	No Violations

	7.4	Financial Statements

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	7.5	Absence of Certain Changes

	7.6	Title to and Condition of Purchased Assets

	7.7	Real Estate

	7.8	Contracts

	7.9	Litigation

	7.10	Intellectual Property

	7.11	Compliance with Laws

	7.12	Employee Benefit Plans

	7.13	Taxes

	7.14	Insurance

	7.15	Employees; Employment Matters

	7.16	No Finder

	7.17	Business Relations

	7.18	Warranty; Nonbillable Work

	7.19	Consents and Approvals

	7.20	Schedules

	7.21	1933 Act Matters

	7.22	Information, Experience, and Ability to Bear Risk

	7.23	Accuracy of Disclosure

	7.24	No Other Warranties or Representations

8.	REPRESENTATIONS AND WARRANTIES OF THE SELLER ENTITIES

	8.1	Ownership of Membership Interest

	8.2	Authority of Seller Entities

	8.3	Consents and Approvals

	8.4	1933 Act Matters

	8.5	Information, Experience, and Ability to Bear Risk

	8.6	Accuracy of Disclosure

9.	REPRESENTATIONS OF PURCHASER AND PARENT

	9.1	Organization and Authority

	9.2	Authorization of Agreement

	9.3	No Violations

	9.4	Capital Stock

	9.5	Litigation; Compliance with Law

	9.6	Consents and Approvals

	9.7	SEC Filings

	9.8	No Finder

10.	PRE-CLOSING COVENANTS

	10.1	Affirmative Covenants

	10.2	Restrictions on Conduct of the Business Prior to Closing

	10.3	Certain Notifications by Seller Entities

	10.4	Risk of Loss

	10.5	Updating the Seller Disclosure Schedules

	10.6	Access to Information

11.	SELLER REPRESENTATIVE

	11.1	Appointment of the Seller Representative

	11.2	Authority of Representative

	11.3	Enforcement of Rights, Benefits and Remedies

	11.4	Replacement of Representative

	11.5	Limitation on Liability of Seller Representative

	11.6	Indemnification of Seller Representative

12.	BINDING EFFECT

13.	ADDITIONAL COVENANTS

	13.1	Access to Properties and Records

	13.2	Client Consents; Engagement Letters

	13.3	Confidentiality

	13.4	Public Announcements

	13.5	Taxes.

	13.6	Further Assurances

	13.7	Retained Information

	13.8	EA Staff Members

	13.9	Seller Premises; EA Director Offices

14.	CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND PARENT

	14.1	Continued Truth of Representations and Warranties; No Breach

	14.2	Absence of Litigation

	14.3	Landlord Consent

	14.4	No Material Adverse Change

15.	CONDITIONS TO OBLIGATIONS OF SELLER ENTITIES

	15.1	Continued Truth of Representations and Warranties

	15.2	Absence of Litigation

	15.3	No Material Adverse Change

16.	AMENDMENT AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

17.	INDEMNIFICATION

	17.1	Indemnification by Seller Entities

	17.2	Indemnification by Purchaser and Parent

	17.3	Limitations

	17.4	Insurance and Tax Effect

	17.5	Right of Offset

18.	EXPENSES

19.	SELLER NAME CHANGE

20.	NOTICES

21.	SUCCESSORS; THIRD PARTY BENEFICIARIES

22.	SECTION HEADINGS

23.	GOVERNING LAW; CONSENT TO SERVICE

24.	ENTIRE AGREEMENT; AMENDMENT

25.	COUNTERPARTS

26.	ATTORNEYS’ FEES

27.	SEVERABILITY

28.	PARENT GUARANTY

	28.1	Guarantee

	28.2	Waiver of Demands, Notices, Diligence, Defenses, etc

	28.3	Obligations of Parent Unconditional

	28.4	Guaranty Irrevocable

29.	NON-TRANSFERRED ASSETS

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LIST OF EXHIBITS(1)

1.	Exhibits A-1 – A-5	Forms of Expert Agreements
2.	Exhibit B	Form of Lock-up Agreement
3.	Exhibit C	Form of Bill of Sale
4.	Exhibit D	Form of Instrument of Assignment and Assumption
5.	Exhibit E	Form of Opinion of Seller’s Counsel
6.	Exhibit F	[RESERVED]
7.	Exhibit G	Form of Opinion of Purchaser’s Counsel
8.	Exhibit H	Financial Statements

List of Schedules(2):

Schedule 2.1.2:	Fixed Assets
Schedule 3.1.1:	Parent Stock Distribution
Schedule 3.3.1:	Accounts Receivable
Schedule 3.4.5(b):	EA Affiliates
Schedule 5.1:	Workers Compensation Claims
Schedule 7.3:	No Violations
Schedule 7.4:	Financial Statements and Accounts Receivable
Schedule 7.5:	Certain Changes
Schedule 7.6	Liens
Schedule 7.8	Contracts
Schedule 7.9	Litigation
Schedule 7.10	Intellectual Property
Schedule 7.12	Employee Benefit Plans
Schedule 7.14	Insurance and Bonds
Schedule 7.19	Seller Consents and Approvals
Schedule 8.3	Seller Entity (Other Than Seller) Consents and Approvals

(1) Pursuant to Item 601(b)(2) of Subpart § 229.601 of Regulation S-K, the Exhibits to this Asset Purchase Agreement briefly described in this Table of Contents have been omitted from Exhibit 2.1 furnished in connection with LECG Corporation’s electronic filing of Form 8-K on April 1, 2004.  LECG Corporation agrees to furnish a copy of any omitted Exhibit to the Securities and Exchange Commission upon request.

(2) Pursuant to Item 601(b)(2) of Subpart § 229.601 of Regulation S-K, the Schedules to this Asset Purchase Agreement briefly described in this Table of Contents have been omitted from Exhibit 2.1 furnished in connection with LECG Corporation’s electronic filing of Form 8-K on April 1, 2004.  LECG Corporation agrees to furnish a copy of any omitted Schedule to the Securities and Exchange Commission upon request.

List of Exhibits and Schedules

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is entered into as of March 1, 2004, by and among Economic Analysis LLC, a California limited liability company (“Seller”), Economic Analysis Corporation, a California corporation (“EAC”), the Klein Family Trust (the “Klein Trust”), Kevin C. Green (“Green”), John Hekman (“Hekman”), Michael Smith (“Smith”), Winnaf, Inc. (“Winnaf”) (EAC, the Klein Trust, Green, Hekman, Smith and Winnaf to be referred to herein collectively as the “Selling Members”), Benjamin Klein (“Klein”), Darrell Williams (“Williams”), LECG, LLC, a California limited liability company (“Purchaser”), and LECG Corporation, a Delaware corporation (“Parent”).

RECITALS

A.            Seller provides economic and financial consulting services to clients who are involved in complex business litigation and regulatory matters, including, without limitation, litigation support services and expert witness testimony (the “Business”).

B.            Seller desires to sell to Purchaser, on the terms and conditions set forth herein, substantially all of the operating assets of Seller.

C.            Purchaser desires to purchase substantially all of the operating assets of Seller and is prepared to assume certain specified liabilities and obligations of Seller on the terms and conditions set forth herein.

D.            The Selling Members own all of the equity interests in Seller and desire that the transactions described in this Agreement be consummated.

E.             In connection with the purchase and sale of substantially all of the operating assets of Seller, Purchaser will also retain the services of Green, Hekman, Klein, Smith and Williams (collectively, the “EA Directors” and each, an “EA Director”) as employees of Purchaser pursuant to the terms of individual Expert Agreements to be entered into by and between Purchaser and each EA Director as of the Closing Date in substantially the form of Exhibits A-1 through A-5 attached hereto (each, individually, an “Expert Agreement”).

AGREEMENT

In consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.             Certain Definitions.

As used herein, the following terms will have the meanings indicated.

“Accounting Referee” has the meaning given in Section 3.4.8.

“Accounts Receivable” has the meaning given in Section 2.2.6

“Agreement” has the meaning given in the Preamble.

“Allocation Schedule” has the meaning given in Section 3.2.

“Annual Hours” has the meaning given in Section 3.4.5(a).

“Assignment and Assumption of Office Lease” has the meaning given in Section 6.2.6.

“Assumed Liabilities” has the meaning specified in Section 2.3.

“Business” has the meaning specified in Recital A to this Agreement.

“Cause” means any of the following grounds for termination by Purchaser of the employment of an EA Director: (i) commission by such EA Director of a felony; (ii) the commission by such EA Director of any willful act or omission involving dishonesty or fraud with respect to Purchaser or Parent or involving harassment of or discrimination against any employee of Purchaser or Parent; (iii) willful misappropriation by such EA Director of funds or assets of Purchaser or Parent for personal use; (iv) failure by such EA Director to perform material duties (other than as a result of incapacity due to physical or mental illness lasting not more than 120 days in any 12 month period) under such EA Director’s Expert Agreement that is not cured within 30 days after written notice from Purchaser to such EA Director describing such failure to perform and demanding immediate performance; provided, however, that if a cure is not practicable within 30 days, and such EA Director commences to effect a cure within the foregoing 30-day period, such EA Director shall be permitted reasonable additional time to cure so long as he diligently continues to seek to effect a cure; (v) gross negligence or willful misconduct by such EA Director in the performance of material duties under such EA Director’s Expert Agreement that is not cured within 10 days after written notice from Parent to such EA Director describing such negligence or misconduct; provided, however, that if a cure is not practicable within 10 days, and such EA Director commences to effect a cure within the foregoing 10-day period, such EA Director shall be permitted reasonable additional time to cure so long as he diligently continues to seek to effect a cure; (vi) a material breach by such EA Director of this Agreement, including, without limitation, Section 4 hereof, that is that is not cured within 30 days after written notice from Purchaser to such EA Director describing such breach; or (vii) a material willful breach by such EA Director of Purchaser’s Corporate Code of Conduct.

“Closing” has the meaning given in Section 6.1.

“Closing Date” has the meaning given in Section 6.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Period” has the meaning given in Section 3.3.3.

“Confidentiality Agreement” has the meaning given in Section 6.1.

“Contracts” has the meaning given in Section 7.8.

“Cost of Services” has the meaning given in Section 3.4.5(a).

“Default Notice” has the meaning given in Section 28.1.2.

“Distributee” has the meaning given in Section 3.1.1(b).

“Documents” has the meaning given in Section 2.1.8.

“EAC” has the meaning given in the Preamble hereof.

“EA Directors” has the meaning given in Recital E to this Agreement.

“Earn Out Payment” has the meaning given in Section 3.4.1.

“Effective Date” means March 1, 2004.

“Effective Time” has the meaning given in Section 6.1.

“Enforceability Limitations” means (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting or limiting the enforcement of creditors’ rights generally and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other equitable remedies.

“Employee Benefit Plan” means all plans, contracts, schemes, programs, funds, commitments or arrangements providing money, services, property, or other benefits, whether written or oral, formal or informal, qualified or non-qualified, funded or unfunded and including any that have been frozen or terminated, which pertain to any employee, former employee, partner, consultant or independent contractor of Seller and identified on Schedule 7.12.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excluded Assets” has the meaning given in Section 2.2.

“Excluded Expert Fees” has the meaning given in Section 3.3.4.

“Excluded Liabilities” has the meaning given in Section 2.4.

“Expert Agreement” has the meaning given in Recital E to this Agreement.

A mark of *** on this page indicates that confidential material has been omitted.  This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

“Final Expenses Report” has the meaning given in Section 6.4.2.

“Financial Statements” has the meaning given in Section 7.4.

“Fixed Assets” has the meaning given in Section 2.1.2.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Good Reason” means the following grounds for the termination by an EA Director of his employment with Purchaser:  a willful failure by Purchaser or Parent to pay a monetary obligation or monetary obligations exceeding *** in the aggregate to such EA Director under his Expert Agreement or to Seller under this Agreement that is not cured within 30 days after written notice from such EA Director or Seller, as applicable, describing such failure to pay; provided, however, that a failure by Purchaser or Parent to pay a monetary obligation (i) under such EA Director’s Expert Agreement because of a good faith disagreement with such EA Director over the amount owed or (ii) under this Agreement that is the subject of a pending disagreement resolution procedure under Section 3.4.8 shall not constitute Good Reason.

“Governmental Body” means any foreign, federal, state, local or other governmental authority or regulatory body.

“Green” has the meaning given in the Preamble hereof.

“Gross Margin” has the meaning given in Section 3.4.5(e).

“Gross Profit” has the meaning given in Section 3.4.5(f).

“Guaranteed Obligations” has the meaning given in Section 28.1.1.

“Guaranty” has the meaning given in Section 28.1.3.

“Hekman” has the meaning given in the Preamble hereof.

“Hired Employees” has the meaning given in Section 5.2.

“Intellectual Property Rights” means (a) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, adaptations, derivations and combinations thereof, and all applications, registrations and renewals in connection therewith, (b) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (c) all trade secrets and confidential business information (including, without limitation, all research, techniques, models, databases, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (d) all other proprietary rights of Seller, (e) all copies and tangible embodiments of the foregoing (in whatever form or medium), and (f) any remedies against infringements thereof and rights to protection of interest therein under the laws of all jurisdictions (including foreign jurisdictions).

“Interim Financial Statements” has the meaning given in Section 7.4.

“Interim Financial Statement Date” has the meaning given in Section 7.4.

“Interim Period” means the period commencing on and including March 1, 2004 and ending on and including the Closing Date.

“Interim Period Expenses” means an amount equal to the Assumed Liabilities that are paid by Seller prior to or during the Interim Period, including, without limitation, compensation, payroll taxes, benefits, insurance and rent.

“IP Assets” has the meaning given in Section 2.1.3.

“Klein” has the meaning given in the Preamble hereof.

“Klein Trust” has the meaning given in the Preamble hereof.

“knowledge of Seller,” and “knowledge of the Seller Entities,” as such concepts are used in this Agreement (including the phrases “to the actual knowledge of Seller” and “to the actual knowledge of the Seller Entities” and similar phrases) mean the actual knowledge of any of Klein, Williams, Smith, Green or Hekman (without a duty to investigate).

“LECG” has the meaning given in Section 3.4.4.

“Leases” has the meaning given in Section 2.1.11.

“Liens” has the meaning given in Section 7.6.

“Lock-up Agreements” means the Lock-up Agreements to be entered into at Closing between each Distributee and Parent’s underwriters, substantially in the form attached as Exhibit B hereto.

“Material” and “Materially” or any variation thereof, means, with respect to an obligation, contract, commitment or Lien, any obligation, contract, commitment or Lien that requires an expenditure of more than $30,000.  The parties acknowledge that this Agreement also uses the term “material” without capitalization from time to time, and the word “material” in those contexts is not intended to be encompassed within this definition.

“Material Adverse Effect” means a material adverse effect on the Business, assets (including intangible assets), financial condition or results of operations of Seller.

“Measurement Period” has the meaning given in Section 3.4.1.

“Non-Transferred Assets” has the meaning given in Section 29.

“Objective Accounting” has the meaning given in Section 3.4.8.

“Objection Notice” has the meaning given in Section 6.4.1.

“Office Lease” has the meaning given in Section 2.1.11.

“Operating Agreement” means the Operating Agreement for Economic Analysis LLC, as amended and/or restated from time to time.

“Overpayment” has the meaning given in Section 6.4.3.

“Parent” has the meaning given in the Preamble hereof.

“Parent SEC Reports” has the meaning given in Section 9.7.

“Permitted Liens” has the meaning given in Section 7.6.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

“Preliminary Expenses Report” has the meaning given in Section 6.4.1.

“Profit Floor” has the meaning given in Section 3.4.2(b).

“Protected Party” has the meaning given in Section 13.3.

“Purchase Price” has the meaning given in Section 3.1.1.

“Purchased Assets” has the meaning given in Section 2.1.

“Purchaser” has the meaning given in the Preamble hereof.

“Purchaser Funds” has the meaning given in Section 13.6.2.

“Purchaser Party” has the meaning given in Section 17.1.

“Recipient” has the meaning given in Section 13.3.

“Remittance Payment” has the meaning given in Section 3.3.3.

“Restricted Activities” means the Business conducted by Seller during the two (2) year period prior to the Closing Date; provided, however, that providing services as an employee of a college, university or other educational institution or as an employee of a Governmental Body will not constitute Restricted Activities for purposes hereof.

A mark of *** on this page indicates that confidential material has been omitted.  This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

“Restrictive Period” means ***

“Retained Business Records” has the meaning given in Section 13.7.

“Revenue” has the meaning given in Section 3.4.5(g).

“Seller” has the meaning given in the Preamble hereof.  If Seller is dissolved or otherwise ceases to exist as an entity at any time after the date hereof, “Seller” shall be deemed to mean the Selling Members, jointly and severally, as successors in interest.

“Seller Entities” means Seller, the Selling Members, Klein and Williams.

“Seller Funds” has the meaning given in Section 13.6.3.

“Seller Party” has the meaning given in Section 17.2.

“Seller Representative” has the meaning given in Section 11.

“Selling Members” has the meaning given in Preamble hereof.

“Smith” has the meaning given in the Preamble hereof.

“Tax” (and “Taxes”) means (i) any federal, state, local or foreign net income, alternative or add-on minimum, gross income, gross receipts, property, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax; or (ii) any other tax custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty thereon, addition to tax or additional amount imposed by any taxing authority.

“Territory” means the United States and other countries throughout the world, if any, where Seller conducts the Business as of the Closing Date.

“Third Person Licenses” means Seller’s licenses to third Person software and other technology used by Seller in connection with the Business as currently conducted, which licenses are capable of assignment and are listed on Schedule 7.10.

“Transferred Business Records” has the meaning given in Section 13.7.

“Underpayment” has the meaning given in Section 6.4.3.

“WARN Act” has the meaning given in Section 5.2.

“Williams” has the meaning given in the Preamble hereof.

“Year-End Financial Statements” has the meaning given in Section 7.4.

“1933 Act” has the meaning given in Section 7.21.

2.             Sale And Purchase Of Assets.

2.1          Purchased Assets.  Subject to the terms and conditions of this Agreement and to the continued accuracy of the representations and warranties contained herein, on the Closing Date, but giving effect to such transaction as of the Effective Date, Seller will sell, convey, assign, transfer and deliver to Purchaser and Purchaser will purchase, receive and accept delivery from Seller, free and clear of all Liens (other than Permitted Liens), all of Seller’s then existing properties and assets (other than the Excluded Assets) of every kind and nature, real, personal or mixed, tangible or intangible, wherever located (collectively, the “Purchased Assets”), including, without limitation, all right, title and interest of Seller in, to and under:

2.1.1        All of the assets reflected on the Interim Financial Statement, other than the Excluded Assets and those assets disposed of after the Interim Financial Statement Date in the ordinary course of business consistent with past practice;

2.1.2        All equipment, furniture, furnishings, trade fixtures and other tangible personal property used in or useful to the Business, including, without limitation, those listed on Schedule 2.1.2 to be attached hereto on the Closing Date and incorporated herein by this reference (the “Fixed Assets”);

2.1.3        All Intellectual Property Rights owned and used by Seller in connection with the Business as currently conducted that are capable of assignment (“IP Assets”) and the goodwill associated therewith, including, without limitation, the trade name “Economic Analysis LLC”;

2.1.4        All of the Contracts, including, without limitation, the Third Person Licenses;

2.1.5        All rights to payment as a consequence of (i) deposits and prepayments (excluding pre-paid insurance), including, without limitation, the deposit under the Office Lease and (ii) claims for refunds, rights of set off, rights of recovery in respect of such deposits and prepayments and claims or causes of action relating to the Business or Purchased Assets that arise on or after the Effective Date (except for refunds of Taxes to the extent provided in Section 13.5); provided, however, that nothing in the foregoing shall be construed to prevent Seller from asserting any such rights, claims or causes of action as a defense in any legal proceeding;

2.1.6        Cash in an amount equal to all client retainer balances which remain outstanding as of the Effective Date;

2.1.7        All creative materials, advertising and promotional materials necessary or used in connection with the Business, wherever stored or located;

2.1.8        All files, documents, correspondence, studies, reports, books and records of Seller (including all data and other information stored on discs, tapes or other media), client lists, client records and credit data, computer programs, software, and hardware owned and used by Seller in connection with the Business (collectively, the “Documents”);

2.1.9        All general intangibles used by or useful to the Business, including, without limitation, all corporate goodwill of Seller;

2.1.10      All other assets of Seller used in or useful to the conduct of the Business, whether or not reflected on the books or records of Seller or the Business; and

2.1.11      All rights and obligations of Seller under that certain Office Lease dated March 21, 2000 by and between Seller and One Hundred Towers L.L.C. for premises at 2049 Century Park East, Suites 2310, 2280 and 2290, Los Angeles, California 90067, as amended by that certain First Amendment to Office Lease dated as of November 25, 2002 (the “Office Lease”), and that certain Standard Form Storage Agreement dated December 2, 2002 by and between Seller and One Hundred Towers L.L.C. (together with the Office Lease, the “Leases”), together with all leasehold improvements, fixtures and fittings owned or held by Seller under the Leases, and all easements, rights of way and other appurtenants under the Leases.

2.2          Excluded Assets.  Notwithstanding the provisions of Section 2.1, the Purchased Assets will not include the following (collectively, the “Excluded Assets”):

2.2.1        All securities, equity interests, company minute books, equity transfer books, company seals and other documents relating to the organization, maintenance and existence of Seller as a limited liability company;

2.2.2        All taxpayer and other identification numbers;

2.2.3        All Tax returns filed by Seller and associated Tax records;

2.2.4        Any contracts, agreements or understandings between or among the Seller Entities, including, without limitation, pursuant to the Operating Agreement;

2.2.5        All insurance policies and bonds, including, without limitation, the insurance policies and bond set forth in Schedule 7.14 and all prepaid expenses and deposits related thereto;

2.2.6        Subject to the collect-and-remit procedure set forth in Section 3.3, all accounts receivable, including billable expenses, whether billed or unbilled, with respect to client work of Seller which has been performed as of the Effective Date (“Accounts Receivable”);

2.2.7        All cash of Seller as of the Closing Date in excess of the cash amount specified in Section 2.1.6 and Purchaser Funds, if any;

2.2.8        All rights of Seller under this Agreement;

2.2.9        All rights to payment as a consequence of claims for refunds, rights of set off, rights of recovery  and claims or causes of action relating to the Business or the Purchased Assets (including Tax refunds) that arise before the Effective Date;

2.2.10      All paintings, sculptures and other works of art on Seller’s premises, which paintings, sculptures and other works of art are owned by EAC and may be removed by EAC at any time; and

2.2.11      All rights and interests, whether arising out of copyright or otherwise, in or to, scholarly works of an EA Director, whether published or unpublished, which rights and interests are owned by such EA Directors.

2.3          Assumed Liabilities.  On the Closing Date, Purchaser will deliver to Seller the Instrument of Assumption pursuant to which Purchaser will assume and agree to perform, discharge and satisfy, in accordance with their respective terms and subject to the respective conditions thereof, only the following obligations and liabilities of Seller (the “Assumed Liabilities”): (a) all liabilities and obligations of Seller incurred, attributable to or otherwise arising on or after the Effective Date under the Contracts or the Leases; (b) obligations and liabilities relating to client retainer balances which remain outstanding as of the Effective Date; (c) any liabilities in respect of Taxes for which Purchaser is liable under Section 13.5 hereof; and (d) all other debts, liabilities and obligations arising or incurred on or after the Effective Date in connection with or otherwise arising from the conduct of the Business by Purchaser or the ownership by Purchaser of the Purchased Assets.

2.4          Excluded Liabilities.  Notwithstanding anything to the contrary contained in this Agreement, Purchaser will not assume or be liable for and Seller will retain and remain responsible for, all of Seller’s debts, liabilities and obligations, of any nature whatsoever, other than the Assumed Liabilities, whether accrued, absolute or contingent, whether known or unknown, whether due or to become due, whether related to the Purchased Assets, the Business, or otherwise, and regardless of when asserted (the “Excluded Liabilities”).  Without limiting the scope of Excluded Liabilities under this Section 2.4, Excluded Liabilities will specifically include (i) any liabilities in respect of Taxes for which Seller is liable pursuant to Section 13.5 hereof, (ii) all liabilities and obligations of Seller arising out of any actions or omissions of employees, consultants, independent contractors and experts in connection with the performance of services for clients of Seller prior to the Effective Date, (iii) the obligation to pay the Excluded Expert Fees pursuant to Section 3.3 hereof; (iv) the Permitted Liens listed in Item B(3) on Schedule 7.6; and (v) any costs and expenses incurred by the Seller Entities incident to the negotiation and preparation of this Agreement and their performance and compliance with the agreements and conditions contained herein.

3.             Consideration.

3.1          Purchase Price and Payment.

3.1.1        Subject to  the earn-out provisions of Section 3.4, the purchase price for the Purchased Assets (the “Purchase Price”) is Sixteen Million Three Hundred Fifty Thousand Dollars ($16,350,000).  The Purchase Price will be paid by Purchaser to Seller at the Closing as follows:

(a)           Fifteen Million Three Hundred Fifty Thousand Dollars ($15,350,000) in cash by wire transfer of immediately available funds pursuant to wire instructions supplied by Seller at least three (3) days prior to the Closing Date; and

(b)           Purchaser will cause Parent to issue to Seller a number of unregistered shares of the common stock of Parent (“Parent Stock”) calculated by dividing One Million Dollars ($1,000,000) by the closing price of Parent’s common stock on NASDAQ on the business day immediately preceding the date of this Agreement.  Promptly following the Closing Date, at Seller’s direction and upon receipt of a duly executed stock power by Seller, Parent will facilitate the distribution of the Parent Stock by Seller to the Persons (each, a “Distributee”), and in such percentages, as are listed on Schedule 3.1.1, by reissuing stock certificates to such Distributees.

3.2          Allocation of Purchase Price.  Prior to the Closing Date, Purchaser and Seller will agree upon and execute a final allocation schedule (the “Allocation Schedule”) which will be reasonable and prepared in accordance with the requirements of Section 1060 of the Code, and the regulations promulgated thereunder.  Promptly following the Closing, Purchaser and Seller will each file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax returns, in accordance with the Allocation Schedule.  Such Allocation Schedule will provide for the allocation of the Purchase Price, the Earn Out Payments and the other payments under Section 3.4.  Purchaser and Seller each agree to provide the other promptly with any other information required to complete Form 8594.  With respect to any Tax returns filed by the parties hereto, (i) no party will take a position on any Tax return (including IRS Form 8594), before any Tax Authority or in any judicial proceeding, that is in any way inconsistent with the Allocation Schedule without the written consent of both Seller and Purchaser or unless specifically required pursuant to a determination by an applicable Tax Authority; (ii) the parties will cooperate with each other in connection with the preparation, execution and filing of all Tax returns related to the Allocation Schedule; and (iii) the parties will promptly advise each other regarding the existence of any Tax audit, controversy or litigation related to such allocation.

3.3          Accounts Receivable.

3.3.1        Schedule 3.3.1 sets forth an accurate and complete breakdown and aging of all Accounts Receivable that have been billed as of February 20, 2004.  In order to also capture all Accounts Receivable that (i) are billed as of the Effective Date or (ii) that were unbilled as of the Effective Date, Seller will provide Purchaser, at Seller’s expense, with an updated Schedule 3.3.1, not later than the thirtieth (30th) day following the Closing Date.  Seller will also supplementally furnish Purchaser with an itemization of the Accounts Receivable listed on Schedule 3.3.1.

3.3.2        As of the Closing Date, regardless of whether Seller has delivered invoices pertaining to the Accounts Receivable to the respective debtors, Seller appoints Purchaser, as Seller’s agent without compensation and without liability except for gross negligence and willful misconduct, to invoice and collect the Accounts Receivable pursuant to Purchaser’s ordinary billing and collection practices.  Subject to Section 3.3.3, all amounts collected by Purchaser during the Collection Period (as defined below) with respect to Accounts Receivable will be treated in all respects as the property of Purchaser; provided, however, that the parties agree that Seller, not Purchaser, shall report collection of the Accounts Receivable in its income.  Purchaser will exercise commercially reasonable efforts to collect such Accounts Receivable, but shall not be required to institute litigation, employ counsel or a collection agency or undertake any other extraordinary means of collection and will not be liable to Seller for any Accounts Receivable that remain uncollected at the end of the Collection Period.  Purchaser does not guaranty the collection of any Accounts Receivable.

3.3.3        Any amounts collected by Purchaser with respect to Accounts Receivable prior to July 1, 2004 shall be remitted to Seller on July 10, 2004, and any Accounts Receivable collected thereafter shall be remitted to Seller on a monthly basis commencing August 10, 2004 and continuing thereafter by the 10th of each following calendar month (each such remittance, a “Remittance Payment”).  Seller will have no right to receive any amounts for any Accounts Receivable not actually collected or received by Purchaser.  Purchaser shall not make any referral of any of the Accounts Receivable to a collection agency or attorney for collection and shall not settle, compromise or adjust the amount of any Accounts Receivable without the prior written consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion.  Seller agrees that until the expiration of Purchaser’s obligation to collect the Accounts Receivable as set forth below, Purchaser shall be solely responsible for seeking collection of such Accounts Receivable.  Purchaser’s obligation to collect the Accounts Receivable will commence on the Closing Date and expire as of 12:01 a.m. (PST) on July 1, 2004 (the “Collection Period”).  Thereafter, Seller shall be solely responsible for collecting outstanding Accounts Receivable by any means it deems appropriate.

3.3.4        Promptly after receiving a Remittance Payment from Purchaser, Seller will pay the amounts due to experts of Seller arising from or relating to the Accounts Receivable so collected (any such amounts due to be referred to as “Excluded Expert Fees”).

3.4          Earn Out Payments.

3.4.1        Amount of Payments.  In addition to the Purchase Price set forth in Section 3.1, for each of (i) the period commencing on (and including) the Effective Date and ending December 31, 2004, (ii) the year ending December 31, 2005, and (iii) the year ending December 31, 2006 (each such period, a “Measurement Period”), Seller shall receive an additional payment of Two Million Five Hundred Fifty Thousand Dollars ($2,550,000) (each an “Earn Out Payment”), if the Gross Profit Target set forth in Section 3.4.2(a) below for such Measurement Period is met.  Any Earn Out Payments (or portion thereof) earned pursuant to the terms of this Section 3.4 will be paid in cash by

A mark of *** on this page indicates that confidential material has been omitted.  This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Purchaser to Seller within sixty (60) days following the end of the applicable Measurement Period.

3.4.2        Impact of Gross Profit Targets.

(a)           To receive the full amount (i.e., $2,550,000) of the Earn Out Payment for a Measurement Period, the Gross Profit for such Measurement Period must be equal to or greater than the applicable “Gross Profit Target” for such Measurement Period as follows:

Measurement Period	Gross Profit Target

Effective Date – December 31, 2004	***

January 1, 2005 – December 31, 2005	***

January 1, 2006 – December 31, 2006	***

(b)           ***

3.4.3        Additional Bonus Payment.  If, during any calendar year ending after the Closing Date, Revenue equals at least *** the aggregate amount payable under this Section 3.4.3 with respect to all calendar years shall not exceed $2,000,000.

3.4.4        Fixed Obligation to Pay Earn Out Payments.***.

3.4.5        Definitions.  For purposes of this Section 3.4, the following terms will have the meanings set forth below:

(a)           “Cost of Service” means***

(b)           “EA Affiliate” means***

(c)           “EA Person” means***

(d)           “EA Staff Member” means***

(e)           “Gross Margin” ***

(f)            “Gross Profit” ***

(g)           “Revenue” means***

(h)           ***

3.4.6        Amendments to Expert Agreements.  Without the prior written consent of the Seller Representative, Purchaser will not modify the formula for

A mark of *** on this page indicates that confidential material has been omitted.  This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

determining any EA Director’s “Fee Pass-Through Earnings” or “Project Origination Earnings” under such EA Director’s Expert Agreement in a manner favorable to such EA Director, in each case with respect to any period ending on or before December 31, 2006.

3.4.7        Operational Impact on Gross Profit Targets.  ***

3.4.8        Accounting.  Within thirty (30) days after the end of each month, Purchaser will issue a report to the Seller Representative that details for each of those periods (and cumulatively year-to-date) the calculation of Revenue, Cost of Services, Gross Profit and Gross Margin (each such report, an “Objective Accounting”).  If the Seller Representative disagrees with an Objective Accounting within thirty (30) days after receipt of the applicable year-end Objective Accounting for a given Measurement Period, then he must issue a written statement (the “Disagreement Notice”) to Purchaser’s Chief Financial Officer that describes the nature of the disagreement.  Purchaser’s Chief Financial Officer and the Seller Representative will attempt, in good faith, to resolve the disagreement.  If the disagreement cannot be resolved to the reasonable satisfaction of Purchaser and the Seller Representative within thirty (30) days from the date of the Disagreement Notice, then the Seller Representative and Purchaser’s Chief Financial Officer will jointly designate an independent accountant (an “Accounting Referee”) to review the Objective Accounting.  If the Seller Representative and Purchaser’s Chief Financial Officer are unable to agree upon such Accounting Referee within thirty (30) days after delivery of the Disagreement Notice, the Accounting Referee shall be a CPR Institute for Dispute Resolution (the “CPR”) arbitrator (which arbitrator shall also be a Certified Public Accountant) selected within ten (10) days following such thirty (30)-day period by random drawing after the Seller Representative and Purchaser’s Chief Financial Officer each exclude an equal number of potential arbitrators on a list provided by the CPR.  The Accounting Referee must complete such review within thirty (30) days from commencement of such review and must be accomplished in a manner designed to avoid disruption of Purchaser’s accounting function.  The expenses of the Accounting Referee and the cost of the review of the Objective Accounting will be (i) paid by Seller if the Accounting Referee identifies an adjustment to the Objective Accounting of less than five percent (5%) in the favor of Seller; (ii) shared equally by Seller and Purchaser if the Accounting Referee identifies an adjustment to the Objective Accounting of more than five percent (5%) but less than or equal to ten percent (10%); and (iii) paid by Purchaser if the Accounting Referee identifies an adjustment to the Objective Accounting of more than ten percent (10%).

4.             Covenant Not To Compete.

4.1          Covenant Not to Compete.  In consideration for the Purchase Price to be paid by Purchaser under Section 3 hereof, each Seller Entity agrees that during the Restrictive Period applicable to it or him, it or he will not, directly or indirectly, within the Territory, engage in or have any interest in any Person (whether as a securityholder, creditor or otherwise) that engages in any Restricted Activities.  In particular, but without limitation, such Seller Entity will not, during the Restrictive Period applicable to it or him, (i) solicit of any Person any business involving Restricted Activities; (ii) cause, induce, or attempt to cause or induce any client, employee, consultant or other business relation of Purchaser to cease doing business with Purchaser or to deal with any competitor of Purchaser or take any action with respect to any such client, employee, consultant or other business relation that could reasonably be expected to interfere with its relationship with Purchaser, in each case in connection with the Restricted Activities; or (iii) cause, induce or attempt to cause or induce any client, employee, consultant or other business relation of Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with Purchaser or to deal with any competitor of Purchaser or take any action with respect to any such client, employee, consultant or other business relation that could reasonably be expected to interfere with its relationship with Purchaser, in each case in connection with the Restricted Activities.  Each Seller Entity acknowledges that the provisions of this Section 4.1 are reasonable and necessary to protect and preserve Purchaser’s legitimate business interests and the value of the Purchased Assets and to prevent any unfair advantage being conferred on the Seller Entities.  Notwithstanding anything to the contrary contained herein, a Seller Entity may own up to 1% of the capital stock of any entity engaged in any Restricted Activities that is publicly traded, provided that such Seller Entity does not control, directly or indirectly, through one or more entities or groups (whether formal or informal), the voting or disposition of greater than 1% of the aggregate beneficial ownership interest of any such entity.

4.2          Non-Solicitation.  Each Seller Entity agrees that  during the Restrictive Period applicable to it or him it or he will not, directly or indirectly, hire, retain or attempt to hire or retain any EA Director, any of the Hired Employees or any other Purchaser employee or independent contractor.  Each Seller Entity acknowledges that this Section 4.2 is reasonable and necessary to protect and preserve Purchaser’s legitimate business interests and the value of the Purchased Assets and to prevent any unfair advantage being conferred on the Seller Entities.  Notwithstanding the foregoing, Williams will not be deemed in breach of this Section 4.2 for hiring or offering to hire Jasmine Barba.

4.3          Separate Covenants.  The covenants contained in Sections 4.1 and 4.2 are a series of separate covenants for each state and each country in the Territory.  Except for geographic coverage, each separate covenant will be considered identical in terms to the covenant contained in Section 4.1.  If, in any judicial proceeding, a court refused to enforce any of the separate covenants, the unenforceable covenant will be eliminated from this Section 4 for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

5.             Transfer Of Employees And Employee Benefits.

5.1          Workers’ Compensation.  Seller represents and warrants that no workers’ compensation claims are currently filed against Seller other than those set forth in Schedule 5.1.

5.2          Transfer of Employees.  In addition to the employment of the EA Directors pursuant to the Expert Agreements, as a condition of the Closing, Purchaser will offer employment to all employees of Seller on at least as favorable terms as Seller currently employs each such employee; provided, however, that Purchaser will have no continuing obligation after the Closing Date to  continue the employment of any employee or to maintain the compensation of any employee at any particular level.  Those employees hired by Purchaser will be referred to herein as the “Hired Employees.”  On the Closing Date, Seller will terminate all of the Hired Employees and will ensure full and final payment to such Hired Employees of all salary, commissions, accrued bonuses, any severance payments and benefits (including accrued vacation and personal time off) payable as of the close of business on the day preceding the Closing Date.  Seller and Purchaser will cooperate to transition the Hired Employees to Purchaser’s benefit programs so as to minimize (to the extent reasonably possible) the loss of benefits of the Hired Employees.  Each Hired Employee’s period of service and compensation history with Seller before the Closing shall be counted in determining eligibility for, and the amount and vesting of, benefits under each of the employee benefit plans and arrangements of Purchaser following the Closing.  Each Hired Employee who participates in an employee benefit plan that provides health care benefits (whether or not through insurance) following the Closing shall participate without regard to any waiting period or any condition or exclusion based on pre-existing conditions, medical history, claims experience, evidence of insurability, or genetic factors, and shall receive full credit for any deductible payments made, and account balances under any cafeteria or flexible spending plan existing, before the Closing.  In the event that any Hired Employee receives an “Eligible Rollover Distribution” (within the meaning of Section 402(c)(4) of the Code) from any Employee Benefit Plans of Seller, Purchaser shall cause an employee benefit plan maintained by Purchaser in which such Hired Employee participates after the Closing that is intended to constitute a qualified plan under Section 401 of the Code to accept a direct rollover of such eligible rollover distribution.  Seller is solely responsible for any liability which may arise under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2102 et seq (the “WARN Act”) as a result of any acts or omissions of Seller prior to the Closing Date, or the transactions contemplated by this Agreement, and will indemnify, defend and hold Purchaser and Parent harmless from and against any and all such liabilities in accordance with Section 17.1 hereof.

5.3          Employee Benefit Plans.  Subject to Section 6.4, the parties hereto agree that Purchaser will not have any liability or obligation to continue or to make any contribution or payment with respect to any Employee Benefit Plan, except that (i) to the extent necessary to ensure the continuation of benefits to Hired Employees up to and including the Closing Date, and (ii) on and after the Closing Date, Purchaser shall provide group health plan continuation coverage that meets the requirements of Section 4980B of the Code (“COBRA”) to each employee or former employee of Seller (A) whose employment with Seller terminates as of the Closing Date, or (B) who otherwise constitutes an “M&A Qualified Beneficiary” of Seller with respect to the transactions described in this Agreement within the meaning of Treasury Regulation Section 55.4980B-9.  Except as provided in the preceding sentence, Seller will indemnify and hold Purchaser harmless against any and all losses, damages, costs and expenses

(including, without limitation, reasonable attorneys’ fees and related expenses) arising out of or relating to any Employee Benefit Plan in accordance with Section 17.1 hereof.

6.             The Closing.

6.1          The Closing.  The “Closing” means the time at which Seller will effect the sale and transfer of the Purchased Assets in exchange for the Purchase Price to be delivered by Purchaser pursuant to Section 3 hereof.  The Closing will take place at 2:00 p.m. (PST) on February 27, 2004, at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, or at such other time and place as the parties may mutually agree; provided, however, that if the Closing does not occur on or before March 31, 2004, this Agreement will automatically terminate and the parties will have no further obligation to proceed with the transactions contemplated by this Agreement or otherwise, and no further liability to any other party or to the members, shareholders, managers, directors or officers of any party (except as set forth in Section 18 and except for liabilities for willful breaches of this Agreement prior to the date of termination).  The parties acknowledge and agree that the obligation of the parties contained in that certain Confidentiality Agreement between Seller and Purchaser dated September 25, 2003 (the “Confidentiality Agreement”) shall survive any termination of this Agreement.  The “Closing Date” will be the date on which the Closing occurs.  The Closing will be effective for all purposes under this Agreement as of 12:01 a.m. PST on the Closing Date (the “Effective Time”).

6.2          Seller Deliveries at Closing.  Subject to fulfillment or waiver of the conditions set forth in Section 14, at the Closing, Seller will execute and/or deliver (or cause the other Seller Entities to execute and/or deliver) to Purchaser all of the following:

6.2.1        An Officer’s Certificate of each of Seller, EAC and Winnaf dated the Closing Date, in form and substance reasonably satisfactory to Purchaser (i) attaching true and correct copies of an action of the Selling Members or its directors, as applicable, authorizing the execution and performance of this Agreement and the other transaction documents described herein to which Seller, EAC or Winnaf, as applicable, is a party, and the transactions contemplated hereby and thereby; and (ii) containing incumbency certificates for the individuals authorized to execute this Agreement and all related agreements on behalf of Seller, EAC or Winnaf, as applicable;

6.2.2        A Bill of Sale substantially in the form of Exhibit C hereto, duly executed by Seller;

6.2.3        An Instrument of Assignment and Assumption substantially in the form of Exhibit D hereto (the “Instrument of Assignment”), duly executed by Seller;

6.2.4        An opinion of counsel to the Seller Entities (other than Winnaf) substantially in the form of Exhibit E hereto;

6.2.5        The closing certificate contemplated by Section 14 hereof;

6.2.6        An Assignment and Assumption of Office Lease (“Assignment and Assumption of Office Lease”), together with a consent to such assignment from One Hundred Towers L.L.C., as landlord, all in a form reasonably acceptable to the landlord;

6.2.7        The Expert Agreements, duly executed by the applicable EA Director;

6.2.8        Such other executed endorsements, assignments and other instruments of transfer and conveyance consistent with the terms of this Agreement as may be reasonably requested by Purchaser, in form and substance reasonably satisfactory to counsel for Purchaser, to effectively vest in Purchaser all of the right, title and interest of Seller in the Purchased Assets, free and clear of all Liens (other than Permitted Liens), including, without limitation, releases of the Purchased Assets from any lending arrangements and any related bank consents.

6.3          Purchaser Deliveries at Closing.  Subject to fulfillment or waiver of the conditions set forth in Section 15, at the Closing Purchaser will execute and/or deliver (or cause Parent to deliver) to Seller all of the following:

6.3.1        An amount of cash equal to (i) the cash portion of the Purchase Price as provided in Section 3.1.1(a), plus (ii) the estimate of Interim Period Expenses set forth in the Preliminary Expenses Report, by wire transfer of immediately available funds to the account designated by Seller in advance of the Closing Date as provided in Section 3.1.1(a);

6.3.2        Stock certificates representing the Parent Stock issued in the manner set forth in Section 3.1.1(b);

6.3.3        An Officer’s Certificate of Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to Seller (i) attaching a true and correct copy of an action of Parent, acting in its capacity as the sole member and manager of Purchaser, authorizing the execution and performance of this Agreement and the other transaction documents described herein, and the transactions contemplated hereby and thereby; and (ii) containing incumbency certificates for the individuals authorized to execute this Agreement and all related agreements on behalf of Purchaser;

6.3.4        An Officer’s Certificate of Parent, dated the Closing Date, in form and substance reasonably satisfactory to Seller (i) attaching a true and correct copy of an action of Parent authorizing the execution and performance of this Agreement and the other transaction documents described herein, and the transactions contemplated hereby and thereby; and (ii) containing incumbency certificates for the individuals authorized to execute this Agreement and all related agreements on behalf of Parent;

6.3.5        An Instrument of Assignment and Assumption substantially in the form of Exhibit D hereto, duly executed by Purchaser;

6.3.6        The Assignment and Assumption of Office Lease duly executed by Purchaser;

6.3.7        An opinion of counsel to Purchaser and Parent substantially in the form of Exhibit G hereto;

6.3.8        The closing certificate contemplated by Section 15 hereof; and

6.3.9        The Expert Agreements, duly executed by Purchaser.

6.4          Interim Period Expenses.

6.4.1        Not later than a date Seller reasonably believes is at least two (2) business days prior to the Closing, Seller will deliver to Purchaser a report (the ”Preliminary Expenses Report”), showing in reasonable detail its good faith preliminary determination of the Interim Period Expenses, including an itemization in reasonable detail of the amounts included in the Preliminary Expenses Report.  Purchaser will have one (1) business day following receipt of the Preliminary Expenses Report to review such report and notify Seller of any disagreements with Seller’s estimate.  If Purchaser provides a disagreement notice (the “Objection Notice”) with respect to Seller’s estimate of Interim Period Expenses as set forth in the Preliminary Expenses Report within such one (1) business day period, Seller and Purchaser will negotiate in good faith to resolve any such dispute and reach an agreement prior to the Closing Date.  The basis for determining the estimate of Interim Period Expenses to be paid at the Closing will be (i) the estimate so agreed upon by Seller and Purchaser, (ii) if Purchaser fails to provide a notice of disagreement with Seller’s estimate of Interim Period Expenses within the requisite time provided, the estimate set forth in the Preliminary Expenses Report, or (iii) if the parties do not reach an agreement regarding Seller’s estimate of Interim Period Expenses set forth in the Preliminary Expenses Report prior to the Closing Date, the estimate of Interim Period Expenses set forth in the Preliminary Expenses Report less an amount equal to one half of the difference between (A) the estimate of Interim Period Expenses set forth in the Preliminary Expenses Report and (B) the estimate of Interim Period Expenses set forth in the Objection Notice.

6.4.2        Within thirty (30) days after the Closing, Seller, will deliver to Purchaser a report (the “Final Expenses Report”) showing in reasonable detail its determination of Interim Period Expenses, including an itemization in reasonable detail of the amounts included in the Final Expenses Report.

6.4.3        Within fifteen (15) days after receipt of the Final Expenses Report, Purchaser will give Seller written notice of its objections, if any, to the Final Expenses Report.  If Purchaser timely makes any such objection, Purchaser and Seller will negotiate in good faith to resolve any such dispute and reach an agreement as soon as reasonably practicable.  If the Interim Period Expenses, as finally determined, exceed the estimate of Interim Period Expenses paid to Seller at the Closing (such excess, the “Underpayment”), Purchaser will pay to Seller an amount equal to the Underpayment.  If the estimate of Interim Period Expenses paid to Seller at the Closing exceeds the Interim Period Expenses, as finally determined (such excess, the “Overpayment”), then Seller will pay to Purchaser an amount equal to the Overpayment.  Any such payments will be made by wire transfer of immediately available funds to the other party within three (3) business days after the final determination of all disputed items.

7.             Representation and Warranties of Seller Entities Regarding Seller.  As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated in this Agreement, the Seller Entities jointly and severally represent and warrant to Purchaser and agree as follows:

7.1          Organization and Valid Existence.  Seller is a limited liability company duly organized and validly existing under the laws of the State of California.  Seller has the full limited liability company authority to carry on the Business as it is now being conducted and to enter into and perform this Agreement.  Seller is duly qualified to do business as a foreign limited liability company in all jurisdictions wherein the character of the property owned or leased or the material nature of the Business conducted by it makes such qualification necessary, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.  The Selling Members are the only members of Seller.

7.2          Limited Liability Company Authority.  The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby by Seller have been duly authorized by Seller and the Selling Members and no other member consents or approvals are required.  This Agreement and all other agreements and written obligations entered into or undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as may be limited by the Enforceability Limitations.

7.3          No Violations.  Except as set forth in Schedule 7.3, neither the execution or delivery of this Agreement, the consummation of any of the transactions contemplated hereby, nor the fulfillment of any of the terms hereof, except to the extent disclosed herein or in any schedule hereto, (i) will violate or conflict with the Articles of Organization or Operating Agreement of Seller or any other agreement among the Selling Members, (ii) will result in any breach of or any default (including events of acceleration, termination or cancellation or loss of rights) under any provision of any Contract or any other contract or agreement to which Seller is a party or by which Seller is bound or to which the Purchased Assets are subject, or (iii) will result in a violation of any statutes, laws, ordinances, rules, regulations or requirements of Governmental Bodies having jurisdiction over the Business or Seller; except, with respect to clauses (ii) and (iii), for any such breach, default or violation that could not reasonably be expected to have a Material Adverse Effect.

7.4          Financial Statements.  Seller has delivered to Purchaser Seller’s statement of assets, liabilities, and members’ equity – income tax basis as of December 31, 2003 and the related statements of revenue and expenses – income tax basis and changes in members’ equity – income tax basis for the year then ended   (collectively, the “Year-End Financial Statements”).  Seller has also delivered to Purchaser Seller’s statement of assets, liabilities, and members’ equity – income tax basis as of January 31,

2004 (the “Interim Financial Statement Date”) and the related statements of revenue and expenses – income tax basis and changes in members’ equity – income tax basis for the one month period then ended (collectively, the “Interim Financial Statements”).  The Year-End Financial Statements and the Interim Financial Statement are sometimes collectively referred to herein as the “Financial Statements.”  The Financial Statements are collectively attached as Exhibit H hereto.  The Financial Statements have been compiled in accordance with Statement on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.  The Financial Statements have been prepared on the accounting basis used by Seller for income tax purposes, which is a comprehensive basis of accounting other than GAAP.  Except as set forth on Schedule 7.4, the Financial Statements are true and correct in all Material respects.  Subject to the matters set forth on Schedule 7.4, to the actual knowledge of the Seller Entities, the accounts receivable set forth on Schedule 3.3.1, are collectible in the ordinary course of business, subject to ordinary allowances for doubtful accounts and write-offs identified by Seller to Purchaser prior to the Closing.

7.5          Absence of Certain Changes.  Except (i) as disclosed in the Financial Statements or in any schedule delivered pursuant hereto; (ii) for the execution and delivery of this Agreement; and (iii) as set forth in Schedule 7.5, Seller has not since the Interim Financial Statement Date:

7.5.1        Experienced any material adverse change in the Business, assets (including intangible assets), financial condition or results of operations of Seller;

7.5.2        Suffered any damage, destruction or loss of physical property (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect;

7.5.3        Sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any assets having a fair market value at the time of sale, transfer or disposition of $5,000 or more in the aggregate, other than in the ordinary course of business and consistent with past practice;

7.5.4        Increased, or agreed to increase, the compensation or bonuses or special compensation of any kind of any Hired Employee over the rate being paid to them on the Interim Financial Statement Date, other than merit, incentive, and/or cost-of-living increases made in the ordinary course of business consistent with past practices of Seller, and no such increases are required by written agreement or oral understanding; or adopted or increased any benefit under any insurance, pension or other employee benefit plan, program or arrangement made to, for, or with any such Hired Employee;

7.5.5        Had any strike or work stoppage;

7.5.6        Made any change in its accounting methods or practices with respect to its Business or the Purchased Assets;

7.5.7        Entered into any Material transaction, other than a transaction in the ordinary course of its Business consistent with past practice.

7.6          Title to and Condition of Purchased Assets.  Seller has good and valid title to, or a valid leasehold interest in, all of the Purchased Assets, free and clear of any mortgage, pledge, conditional sales contract, lien, security interest, right of possession in favor of any third party, claim or encumbrance (collectively “Liens”), except for Liens described on Schedule 7.6 (“Permitted Liens”).  Seller has (or on the Closing Date will have) all necessary limited liability company power and authority to transfer ownership of the Purchased Assets to Purchaser free and clear of all Liens, other than Permitted Liens.

7.7          Real Estate.  The conduct of Seller’s Business in any premises occupied by Seller is not in material violation of any law, statute, ordinance, rule or regulation of any Governmental Body in any respect (including, without limitation, those concerned with environmental or occupational safety standards).

7.8          Contracts.  Schedule 7.8 contains a complete list (and, in the case of oral agreements, contracts or leases, a summary of the material terms) of all contracts, equipment leases, work orders, client engagement letters, retainer letters, fee agreements and other agreements or arrangements involving a total remaining commitment for the performance of services or the delivery of goods to or by Seller in excess of $50,000 (the “Contracts”).  In the case of client engagement letters, retainer letters and fee agreements, all such client agreements are listed on Schedule 7.8, regardless of whether or not they involve a total remaining commitment to or by Seller in excess of $50,000.  The Contracts are valid, binding and enforceable by Seller in accordance with their respective terms and are in full force and effect.  Seller has delivered to Purchaser true and complete copies of the Contracts listed in Schedule 7.8 and all amendments thereto, other than those oral agreements summarized on Schedule 7.8.  Seller has complied in all Material respects with all of the Contracts and is not in Material default under any of the Contracts.  Neither Seller nor, to the actual knowledge of the Seller Entities, any other party is in default in the observance or the performance of any Material term or obligation to be performed by it under any Contract listed in Schedule 7.8.

7.9          Litigation.  Except as described on Schedule 7.9, there is no litigation, proceeding (arbitral or otherwise), claim or investigation of any nature pending or, to the actual knowledge of the Seller Entities, threatened against Seller relating to either the Business or the Purchased Assets.  There are no writs, injunctions, decrees, arbitration decisions, unsatisfied judgments or similar orders outstanding against Seller relating to either the Business or the Purchased Assets.

7.10        Intellectual Property.

7.10.1      Schedule 7.10 contains a true and complete list of the IP Assets.  Seller has delivered to Purchaser copies of all documents (if any) establishing Seller’s ownership of or rights to use the IP Assets.

7.10.2      Except as set forth in Schedule 7.10, Seller owns, or uses pursuant to valid licenses, all IP Assets; provided, however, that Seller has not sought trademark protection for its trade name and makes no specific representation regarding the extent of its ownership thereof.  Except as set forth in Schedule 7.10, and without limiting the foregoing, Seller has a sufficient number of licenses for Seller’s employees under the Third Person Licenses based on the way the Business has been conducted by Seller prior to the Closing Date.

7.10.3      No employee or independent contractor of Seller has any valid claim or right to any of the IP Assets.  To the actual knowledge of the Seller Entities, no employee or independent contractor of Seller is a party to or otherwise bound by any agreement with or obligated to any other Person (including any former employer) which in any respect conflicts with any obligation, commitment or job responsibility to which he or she is a party or otherwise.

7.10.4      Seller makes no representations and warranties regarding the performance or functionality of any third Person software or technology licensed to Seller pursuant to the Third Person Licenses.

7.11        Compliance with Laws.  Seller has materially complied with and is in material compliance with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders or decrees applicable to Seller, the Business and the Purchased Assets.

7.12        Employee Benefit Plans.  Schedule 7.12 contains a true and complete list of all Employee Benefit Plans maintained by Seller.  There has been no failure by the Employee Benefit Plans maintained by Seller to comply with any applicable laws relating to labor and employee benefits, including, without limitation, any applicable provisions of ERISA and the Code, any laws relating to wages, termination pay, vacation pay, fringe benefits, collective bargaining and the payment and/or accrual of the same and all taxes, insurance and other costs and expenses applicable thereto, for which such failure Purchaser would be liable in any Material amount.

7.13        Taxes.  There are no Tax Liens (other than Permitted Liens, if any) on any of the Purchased Assets.  Seller has paid all Taxes which are due from it with respect to the Business and the Purchased Assets.  Seller has duly filed all Material Tax returns and reports required to be filed by it.  Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other Person.  No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code.  Seller has not at any time during Seller’s existence owned any subsidiaries.

7.14        Insurance.  Schedule 7.14 contains an accurate and complete description of all policies of fire, liability, workmen’s compensation and other forms of insurance owned or held by Seller.  Seller does not maintain errors and omissions insurance coverage.

7.15        Employees; Employment Matters.

7.15.1      Seller has no unsatisfied liability to any previously terminated employee or independent contractor.  Seller has delivered copies of all written employee handbooks, policies, programs and arrangements to Purchaser.

7.15.2      No key employee or independent contractor or group of employees or independent contractors has informed any Seller Entity of any plans to terminate their employment with Seller for any reason, including as a result of the transactions contemplated by this Agreement.

7.15.3      All persons employed by Seller are employees at will.

7.16        No Finder.  Neither Seller, nor any Person acting on its behalf has paid or become obligated to pay, any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

7.17        Business Relations.  Seller has not received any written or oral notice that any client of Seller will cease to do business (other than due solely to completion of engagements or assignments commenced prior to the Closing Date) with Purchaser after the consummation of the transactions contemplated hereby in the same manner and at the same levels as previously conducted with Seller, except for any reductions which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No Seller Entity has actual knowledge of any notice of cancellation of any Contract and no Seller Entity is aware of any facts which could lead it to believe that the Business will be subject to any such cancellation.

7.18        Warranty; Nonbillable Work.  To the actual knowledge of the Seller Entities, all services rendered by Seller have been in material conformity with all applicable contractual commitments and all warranties, and Seller has no Material liability for damages in connection therewith.  Seller is not obligated to perform nonbillable client service work under the terms of any client agreement, in order to correct work previously performed that was incorrect or deficient, to complete work in excess of the fixed rate limit with respect to a particular project or otherwise, other than reasonable and customary efforts to maintain client satisfaction consistent with the size and scope of a particular project and consistent with maintaining the profitability of such project.  Seller is not a party to any fixed fee or capped price contracts or engagement arrangements involving work which if billed at Seller’s normal hourly rates would exceed $10,000 in annual revenues, nor does Seller have any outstanding offers, bids or proposals to perform any services on a fixed fee or capped basis exceeding such amount; provided, however, that Purchaser acknowledges that from time to time Seller provides estimated budgets to clients in connection with engagements and that the incurrence of fees and expenses beyond such estimated budgets are subject to client approval.

7.19        Consents and Approvals.  Except as set forth in Schedule 7.19, the execution, delivery and performance of this Agreement and all ancillary agreements, documents, instruments and schedules executed in connection herewith by Seller do not require the consent, approval, authorization or act of, or the making by Seller of any declaration, filing or registration with, any Governmental Body or any other Person that applies to or binds Seller.

7.20        Schedules.  Any information set forth in or attached to any schedule delivered or required to be delivered pursuant to this Agreement will be deemed to constitute disclosure for any other schedule delivered or to be delivered pursuant to this Agreement.

7.21        1933 Act Matters.  Seller will acquire the shares of Parent Stock to be acquired pursuant to this Agreement either (i) for investment for its or the Distributees’ account and not with a view to or for offer or sale in connection with any distribution thereof, or (ii) for resale solely pursuant to an effective registration statement or applicable exemption under Securities Act of 1933, as amended, and the respective rules and regulations thereunder (the “1933 Act”).  Seller understands that the shares of Parent Stock to be acquired pursuant to this Agreement shall not have been registered under the 1933 Act with respect to such transaction by reason of a specific exemption or exception from the registration requirements of the 1933 Act which depend upon, among other things, the accuracy of Seller’s representations herein.  Seller understands that, until such time as a registration statement for the resale of such shares of Parent Stock is effective, each certificate evidencing such shares shall bear a legend substantially to the effect that the shares represented by such certificate have not been registered or qualified under the 1933 Act or the securities or blue sky laws of any state and may be offered and sold only if registered and qualified pursuant to the relevant provisions of the 1933 Act and applicable state securities or blue sky laws or pursuant to an applicable exemption from such registration or qualification.

7.22        Information, Experience, and Ability to Bear Risk.  Seller acknowledges receipt of all the information requested from Parent and considered by Seller to be necessary or appropriate for deciding whether to acquire the shares of Parent Stock to be acquired pursuant to this Agreement, including, without limitation, the Parent SEC Reports (as defined in Section 9.7).  Seller is an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act and has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of, and Seller is able to bear the economic risk of, its acquisition of such shares of Parent Stock pursuant to this Agreement.  Seller has had the opportunity to ask questions and receive answers regarding the terms and conditions of such acquisition of shares of Parent Stock.

7.23        Accuracy of Disclosure.  No representation or warranty made by a Seller Entity in this Agreement, and no exhibit, certificate, schedule, document, list or instrument prepared, made or delivered, or to be prepared, made or delivered, by or on behalf of Seller pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained here in and therein not misleading.

7.24        No Other Warranties or Representations. SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS

SECTION 7 OR SECTION 8, (I) NO SELLER ENTITY MAKES ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, CONCERNING THE PURCHASED ASSETS, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO VALUE, QUANTITY, QUALITY, CONDITION, MERCHANTABILITY, SUITABILITY FOR USE, SALABILITY, OBSOLESCENCE, WORKING ORDER, VALIDITY OR ENFORCEABILITY, AND (II) PURCHASER AND PARENT SPECIFICALLY ACKNOWLEDGE THAT NO WARRANTIES THAT ANY OF THE PURCHASED ASSETS ARE MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE ARE MADE OR SHOULD BE IMPLIED.

8.             Representations and Warranties of the Seller Entities.  As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated in this Agreement, each Seller Entity (other than Seller) severally but not jointly represents and warrants to Purchaser and agrees as follows:

8.1          Ownership of Membership Interest.  Such Seller Entity owns, beneficially or of record, all of the equity interests of Seller described as being owned by such Seller Entity, if any, in the Operating Agreement, and none of such equity interests have been transferred, assigned, pledged or hypothecated by such Seller Entity, in whole or in part, to any other Person.

8.2          Authority of Seller Entities.  Such Seller Entity has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby to be consummated by such Seller Entity.  This Agreement has been duly and validly executed and delivered by such Seller Entity.  This Agreement and all other agreements and written obligations entered into or undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of such Seller Entity, enforceable against such Seller Entity in accordance with their respective terms, except as may be limited by the Enforceability Limitations.

8.3          Consents and Approvals.  Except as set forth in Schedule 8.3, the execution, delivery and performance of this Agreement, the Expert Agreement and all ancillary agreements, documents, instruments and schedules executed in connection herewith by such Seller Entity do not require the consent, approval, authorization or act of, or the making by such Seller Entity of any declaration, filing or registration with, any Governmental Body or any other Person that applies to or binds such Seller Entity.

8.4          1933 Act Matters.  Such Seller Entity will acquire the shares of Parent Stock to be acquired by it pursuant to this Agreement either (i) for investment for its or its equity holder’s account and not with a view to or for offer or sale in connection with any distribution thereof, or (ii) for resale solely pursuant to an effective registration statement or applicable exemption under the 1933 Act.  Such Seller Entity understands that the shares of Parent Stock to be acquired by it pursuant to this Agreement shall not have been registered under the 1933 Act with respect to such transaction by reason of a specific exemption or exception from the registration requirements of the 1933 Act which depend upon, among other things, the accuracy of such Seller Entity’s representations herein.  Such Seller Entity understands that, until such time as a registration statement for the resale of such shares of Parent Stock is effective, each certificate evidencing such shares shall bear a legend substantially to the effect that the shares represented by such certificate have not been registered or qualified under the 1933 Act or the securities or blue sky laws of any state and may be offered and sold only if registered and qualified pursuant to the relevant provisions of the 1933 Act and applicable state securities or blue sky laws or pursuant to an applicable exemption from such registration or qualification.

8.5          Information, Experience, and Ability to Bear Risk.  Such Seller Entity acknowledges receipt of all the information requested from Parent and considered by such Seller Entity to be necessary or appropriate for deciding whether to acquire the shares of Parent Stock to be acquired by it pursuant to this Agreement, including, without limitation, the Parent SEC Reports (as defined in Section 9.7).  Such Seller Entity is an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act and has such knowledge and experience in financial and business matters that such Seller Entity is capable of evaluating the merits and risks of, and such Seller Entity is able to bear the economic risk of, its acquisition of such shares of Parent Stock pursuant to this Agreement.  Such Seller Entity has had the opportunity to ask questions and receive answers regarding the terms and conditions of such acquisition of shares of Parent Stock.

8.6          Accuracy of Disclosure.  No several representation or warranty made by such Seller Entity in this Agreement, and no exhibit, certificate, schedule, document, list or instrument prepared, made or delivered, or to be prepared, made or delivered, by or on behalf of such Seller Entity pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

9.             Representations of Purchaser and Parent.  As an inducement to the Seller Entities to enter into this Agreement and to consummate the transactions contemplated in this Agreement, Purchaser and Parent jointly and severally represent and warrant to the Seller Entities and agree as follows:

9.1          Organization and Authority.  Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.  Parent is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, is qualified to do business in California, and has the requisite power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.  Each of Purchaser and Parent is duly qualified to do business as a foreign limited liability company or corporation, as applicable, in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such qualification necessary.

9.2          Authorization of Agreement.  Purchaser and Parent have the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by

Purchaser and Parent and the consummation by Purchaser and Parent of all obligations contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Purchaser, and by all requisite corporate action on the part of Parent.  This Agreement and all other agreements and written obligations entered into or undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of Purchaser and Parent, enforceable against such Purchaser and Parent in accordance with their respective terms, except as may be limited by the Enforceability Limitations.

9.3          No Violations.  Neither the execution or delivery of this Agreement, the consummation of any of the transactions contemplated hereby, nor the fulfillment of any of the terms hereof, except to the extent disclosed herein or in any schedule hereto, (i) will violate or conflict with the Articles of Organization or Operating Agreement of Purchaser or the Certificate of Incorporation or Bylaws of Parent, (ii) will result in any breach of or any default (including events of acceleration, termination or cancellation or loss of rights) under any provision of any contract or agreement to which Purchaser or Parent are parties or by which Purchaser or Parent are bound, or (iii) will result in a violation of any statutes, laws, ordinances, rules, regulations or requirements of Governmental Bodies having jurisdiction over Purchaser or Parent, except, with respect to clauses (ii) and (iii), for any such breach, default or violation that could not reasonably be expected to have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Purchaser and Parent, taken as a whole.

9.4          Capital Stock.  The shares of Parent Stock to be issued pursuant to this Agreement, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear from any Liens in respect of the issuance thereof, except as provided in this Agreement or Liens created by or imposed upon the holder of such shares.  Such shares of Parent Stock will not be subject to any preemptive rights or other restrictions, except as provided in this Agreement, pursuant to the Lock-up Agreements, or under federal and applicable state securities laws.  Assuming the representations and warranties of the Seller Entities set forth in Sections 7.21, 7.22, 8.4 and 8.5 are true and correct, the shares of Parent Stock to be issued pursuant to this Agreement will be issued in compliance with applicable federal securities laws and the California Corporate Securities Law of 1968, as amended.

9.5          Litigation; Compliance with Law.  Except as set forth in the Parent SEC Reports, there is no litigation, proceeding (arbitral or otherwise), claim or investigation of any nature, pending, or to Purchaser’s or Parent’s actual knowledge, threatened, against Purchaser or Parent.

9.6          Consents and Approvals.  Except for securities filings to be made in connection with the issuance of the Parent Stock, the execution, delivery and performance of this Agreement, the Expert Agreement and all ancillary agreements, documents, instruments and schedules executed in connection herewith by Purchaser and Parent do not require the consent, approval, authorization or act of, or the making by

Purchaser or Parent of any declaration, filing or registration with, any Governmental Body or any other Person that applies to or binds Purchaser or Parent.

9.7          SEC Filings.  As of their respective dates, the filings made by Parent with the SEC (collectively, the “Parent SEC Reports”) complied in all material respects with the requirements of the 1933 Act and the Securities Exchange Act of 1934, as amended, and the respective rules and regulations thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

9.8          No Finder.  Neither Purchaser, Parent nor any Person acting on their behalf has paid or become obligated to pay, any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

10.          Pre-Closing Covenants.

10.1        Affirmative Covenants.  From the date of this Agreement until the Closing Date, the Seller Entities will, and will cause the employees of Seller, as applicable, to:

10.1.1      Conduct the Business in the ordinary course of business and in compliance with all legal requirements applicable to the Business;

10.1.2      Pay all of the liabilities and Taxes of the Business when due, except for liabilities or Taxes being contested in good faith (which will be paid by Seller upon the resolution of such contest and will not become an Assumed Liability); and

10.1.3      Maintain existing insurance coverages; use all commercially reasonable efforts to (i) preserve intact all rights of the Business to retain its employees; and (ii) maintain good relationships with its employees, clients, suppliers, and others having business dealings with the Business.

10.2        Restrictions on Conduct of the Business Prior to Closing.  From the date of this Agreement until the Closing Date, no Seller Entity will, with respect to the Business, directly or indirectly, without Purchaser’s prior written consent:

10.2.1      Enter into, create, incur or assume (i) any borrowings under capital leases or (ii) any other obligations which would, in each such case or on a cumulative basis, have a material adverse effect on the Seller’s ability to conduct the Business, or on Purchaser’s ability to conduct the Business after the Closing, in substantially the same manner and condition as currently conducted by Seller;

10.2.2      Acquire by merging or consolidating with, or by purchasing any equity securities or assets (which are Material, individually or in the aggregate, to Seller) of, or by any other manner, any business or any entity;

10.2.3      Sell, transfer, lease, license or otherwise encumber any of the Purchased Assets or enter into any agreement, contract, memorandum or understanding regarding such a sale, transfer, lease or license;

10.2.4      Enter into any contracts or commitments with another Person, other than such contracts approved in advance by Purchaser; provided, however, such approval will not be unreasonably withheld or delayed; provided, further, that Seller may enter into new client engagements subject only to compliance with Purchaser’s conflict check procedures;

10.2.5      Violate any legal requirement applicable to Seller;

10.2.6      Purchase, license or otherwise acquire any assets, except for supplies acquired in the ordinary course of business;

10.2.7      Change its credit practices, accounting methods or practices or standards used to maintain its books, accounts or business records;

10.2.8      Except as contemplated by this Agreement, incur or become subject to any liability, contingent or otherwise, except current liabilities in the ordinary course of business;

10.2.9      Enter into an agreement, contract, memorandum or understanding for the sale of all or any part of the membership interests of Seller without the prior written consent of Purchaser, which consent may be granted or withheld by Purchaser in its sole discretion;

10.2.10    Fail to maintain the Purchased Assets in their existing order and condition, reasonable wear and tear excepted; or

10.2.11    Agree, in writing or otherwise, to take any of the actions proscribed by this Section 10.2, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder.

10.3        Certain Notifications by Seller Entities.  From the date of this Agreement until the Closing, the Seller Entities will promptly notify Purchaser in writing regarding any:

10.3.1      Action taken by Seller not in the ordinary course of business and any circumstance or event that could reasonably be expected to have a Material Adverse Effect;

10.3.2      Fact, circumstance, event, or action by a Seller Entity (i) which, if known on the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement; or (ii) the existence, occurrence, or taking of which would result in any of the representations and warranties of a Seller Entity contained in this

Agreement or in any agreement entered into in connection herewith not being true and correct when made or at Closing;

10.3.3      Breach of any covenant or obligation of a Seller Entity hereunder;

10.3.4      Circumstance or event which will result in, or could reasonably be expected to result in, the failure of Seller to timely satisfy any of the closing conditions specified in Section 14 of this Agreement;

10.3.5      Actions, suits or proceedings against or, to the knowledge of a Seller Entity, threatened against the Business or the Purchased Assets, in any court, or before any arbitrator, or before or by any Governmental Body;

10.3.6      Termination or any threatened termination (by written or oral notice to Seller or a Seller Entity) of any Contract or other right which is necessary for the ownership by Purchaser of any of the Purchased Assets or the operation by Purchaser following the Closing Date of the Business including, without limitation, any termination or any written or oral notice of termination of any Contract with a client; and

10.3.7      Notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

10.4        Risk of Loss.  The risk of any loss, damage or impairment, confiscation or condemnation of the Purchased Assets or any part thereof from fire or any other casualty or cause shall be borne by Seller at all times prior to the Closing Date.

10.5        Updating the Seller Disclosure Schedules.  If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 7 would require a change to the Seller’s disclosure schedules referenced therein if the Seller’s disclosure schedules were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Seller will promptly deliver to Purchaser an update to the applicable disclosure schedule specifying such change, provided, however, that no such update will be deemed to supplement or amend the applicable disclosure schedule for the purpose of (a) determining the accuracy of any of the representations and warranties made by Seller in this Agreement or (b) determining whether any of the conditions set forth in Section 14 have been satisfied.  Notwithstanding anything in this Agreement to the contrary, no Seller Entity will have any liability for indemnification pursuant to Section 17.1 on account of a breach or inaccuracy in a representation or warranty, to the extent that (i) the matter or event which causes the inaccuracy or breach first arose after the date of this Agreement and prior to the Closing Date; (ii) such matter or event is disclosed in an updated disclosure schedule delivered to Purchaser on or prior to the Closing Date, and (iii) Purchaser elects to proceed with the Closing notwithstanding such disclosure; provided further, however, that the first $175,000 in liabilities for which a Seller Entity is relieved under this sentence will be counted towards the Basket under Section 17.3.117.3.1 (but not for purposes of recovery back to the first dollar).

10.6        Access to Information.  From the date of this Agreement until the Closing, Seller will (a) permit Purchaser and its representatives to have reasonable access during regular business hours, and in a manner so as not to interfere with the normal operations associated with the Business, to all premises, properties, personnel, books, records, Contracts, and Documents of or pertaining to the Business; (b) furnish Purchaser with all financial, operating and other data and information related to the Business (including copies thereof), as Purchaser may reasonably request; and (c) otherwise cooperate and assist, to the extent reasonably requested by Purchaser, with Purchaser’s investigation of the Business, the Purchased Assets and the Assumed Liabilities.  No information or knowledge obtained in any investigation pursuant to this Section 10.6 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.  Any such access by Purchaser will not materially interfere with the normal operation of the Business.

11.          Seller Representative.

11.1        Appointment of the Seller Representative.  The Seller Entities hereby appoint Klein (in such capacity, the “Seller Representative”) to represent the Seller Entities in connection with  (i) Section 3.4 (the “Earn Out Claims”) and (ii) the indemnification obligations under Section 17.1 that are joint and several as to the Seller Entities (collectively, the “Joint Indemnification Claims”, and together with the Earn Out Claims, the “Representative Claims”).  All acts of the Seller Representative will be binding on the Seller Entities for all purposes with respect to the Representative Claims, and Purchaser, Parent and Purchaser Parties may rely on the authority of the Seller Representative for all purposes with respect to the Representative Claims.  The appointment of Seller as the Seller Representative is coupled with an interest and all authority hereby conferred shall be irrevocable and shall not be terminated by any or all of the Seller Entities except as provided herein.

11.2        Authority of Representative.  In connection with any Representative Claim, the Seller Representative is authorized to and shall:

11.2.1      Defend, pursue or settle any dispute, claim, action, suit or proceeding arising in connection with or involving any Representative Claim and to incur any reasonable out-of-pocket expenses in connection therewith, including reasonable attorneys and professional fees and disbursements.  The Seller Representative shall use reasonable efforts to keep the Seller Entities informed as to the status of any such Representative Claims.  Without limiting the authority and discretion of the Seller Representative, the Seller Representative shall use reasonable efforts to consult with, and consider the views of, the Seller Entities regarding significant decisions with respect to such Representative Claims.

11.2.2      Exercise such other powers and take such other actions within the Seller Representative’s scope of authority under this Section 11.

11.3        Enforcement of Rights, Benefits and Remedies.  Any claim, action, suit, or other proceeding, whether in law or equity, to enforce any right, benefit or remedy granted to the Seller Entities with respect to the Earn Out Claims may be asserted, brought, prosecuted or maintained only by the Seller Representative.  Only the Seller Representative will have the right to defend and to direct the defense against any claim, action, suit or other proceeding with respect to a Joint Indemnification Claim.  With respect to any matter contemplated by this Section 11, the Seller Entities shall be bound by any determination in favor of or against the Seller Representative or the terms of any settlement or release to which the Seller Representative shall become a party.

11.4        Replacement of Representative.  In the event Klein (or any other Person who is subsequently elected Seller Representative in accordance with this Section 11.4) is unable (whether on account of death, disability or otherwise) or fails or refuses, to act as the Seller Representative, then the Selling Members may elect a new Seller Representative to replace such Person, by the affirmative vote of Selling Members whose Percentage Interests (as defined in the Operating Agreement), in the aggregate, exceed sixty-six and two-thirds percent (66 2/3%) of the Percentage Interests held by all Selling Members.

11.5        Limitation on Liability of Seller Representative.  The Seller Representative shall not be liable to any Seller Entity for any acts or omissions of the Seller Representative in connection with his duties and obligations hereunder, except in the case of the Seller Representative’s gross negligence, bad faith or willful misconduct.  The Seller Representative may, in all questions arising hereunder, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Seller Representative based on such advice, the Seller Representative shall not be liable to anyone.  The Seller Representative undertakes to perform such duties and only such duties as are specifically set forth in this Section 11 and no implied covenants or obligations shall be read into this Section 11 against the Seller Representative.

11.6        Indemnification of Seller Representative.  The Seller Entities (excluding the Seller Representative and his respective affiliates), jointly and severally, agree to indemnify and hold the Seller Representative harmless as to any liability incurred by the Seller Representative to any person by reason of his having accepted appointment as Seller Representative or in carrying out any of the terms hereof, and to reimburse the Seller Representative for all of his reasonable out-of-pocket costs and expenses, including, among other things, reasonable attorneys’ fees and costs, incurred by reason of any matter as to which an indemnity is paid under this Section 11; provided, however, that no indemnity need be paid in the case of the Seller Representative’s gross negligence, bad faith or willful misconduct.

12.          Binding Effect.  All acts done by the Seller Representative during any period of a Seller Entity’s disability, incapacity or uncertainty as to whether such Seller Entity is dead or alive shall have the same effect and inure to the benefit of such Seller Entity and bind such Seller Entity and his or her guardians, heirs, beneficiaries and personal representatives as if such Seller Entity were alive, competent and not disabled.

13.          Additional Covenants.

13.1        Access to Properties and Records.  For a period of three (3) years from and after the Closing Date, Seller will afford to the officers, employees, attorneys, accountants and other authorized representatives of Purchaser reasonable access upon reasonable notice and during normal business hours to all employees, books and records of Seller so that Purchaser may have reasonable opportunity to make such investigation as it will desire to make of the Business, the Purchased Assets and the affairs of Seller for the purpose of preparing financial statements, Tax returns and other proper corporate activities.  Purchaser will be permitted to make abstracts from, or copies of, such books and records.  Seller will furnish to Purchaser such financial and operating data and other information relating to the Business and the Purchased Assets as Purchaser may reasonably request.  Seller acknowledges that Purchaser intends to conduct a full scale audit, at Purchaser’s expense, of Seller’s Financial Statements, and Seller agrees that it will provide commercially reasonable assistance to Purchaser in the conduct of such audit.

13.2        Client Consents; Engagement Letters.  From and after the Closing, the Seller Entities will use best efforts (provided there is no obligation to expend an unreasonable amount of money) to obtain written consents from those clients of Seller listed on Schedule 7.8 to the transfer of such clients’ engagements from Seller to Purchaser, and Purchaser will cooperate with, and provide all necessary assistance to, the Seller Entities in connection with obtaining such consents.  The Seller Entities will also cooperate with Purchaser in securing written engagement letters from those clients of Seller who have oral agreements or engagements with Seller as of the Closing Date.

13.3        Confidentiality.  Both before and after the Closing, each of the parties hereto agrees that it will treat in confidence this Agreement and all documents, materials and other information which it may have obtained regarding the other party during the course of the negotiations leading to the preparation of this Agreement and other related documents.  If a party (the “Recipient”) is requested or required (by deposition questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose the confidential information of another party (the “Protected Party”), the Recipient must provide the Protected Party with prompt notice of such request(s) so the Protected Party may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the confidentiality provisions of this Agreement.  (The preceding sentence will not apply to public disclosures by a Recipient which the Recipient believes in good faith to be required by federal securities laws or any listing or trading agreement concerning the Recipient’s publicly-traded securities, after reasonable advance notice to the Protected Party.)  In the event that such protective order or other remedy is not obtained, or the Protected Party grants a waiver hereunder, the

Recipient may furnish that portion (and only that portion) of the confidential information which it is legally compelled to disclose and must exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any confidential information so furnished.  The obligation of each party to treat such documents, materials and other information in confidence will not apply to any information which (i) is or becomes available to such party from a source other than the Protected Party, (ii) is or becomes available to the public other than as a result of improper disclosure by such party or its agents, or (iii) such party reasonably deems disclosure to be necessary to obtain any of the consents or approvals contemplated hereby, after reasonable advance notice to the Protected Party.  The covenants set forth in this Section 13.3 will survive the Closing.  The parties’ obligations under this Section 13.3 are in addition to, and not in lieu of, their obligations under the Confidentiality Agreement.

13.4        Public Announcements.  The parties agree that any press release or releases to be issued prior to the Closing Date with respect to the announcement of the transactions contemplated by this Agreement, and the press release to be issued on the Closing Date with respect to the announcement of the consummation of such transactions, shall be mutually agreed upon by Purchaser and Seller prior to the issuance thereof, and agree not to issue any such press release or make any related public statement prior to the Closing Date relating to the announcement of the transactions contemplated by this Agreement without the mutual agreement of Purchaser and Seller, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any securities exchange.

13.5        Taxes.

13.5.1      Seller will be solely liable for and will pay all Taxes (whether assessed or unassessed) applicable to the Business and the Purchased Assets, in each case attributable to any period (or portions thereof) ending prior to the Effective Date, including all income or franchise Taxes of Seller arising in connection with the consummation of the transactions contemplated by this Agreement.  If Seller intends to dissolve or be wound up, Seller will promptly file any final Tax returns in connection with such dissolution or winding up.  Purchaser will be liable for and will pay all Taxes (whether assessed or unassessed) applicable to the Business and the Purchased Assets, in each case attributable to periods (or portions thereof) beginning on or after the Effective Date.  For purposes of this Section 13.5.1, any period beginning before and ending after the Effective Date will be treated as two partial periods, one ending before the Effective Date and the other beginning on the Effective Date except that Taxes (such as property Taxes) imposed on a periodic basis will be allocated on a daily basis.

13.5.2      Notwithstanding Section 13.5.1, any sales Tax, use Tax or similar Tax attributable to the sale or transfer of the Purchased Assets will be paid by Seller.  Purchaser agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) or make a report with respect to such Taxes.

13.5.3      Seller or Purchaser, as the case may be, will provide reimbursement for any Tax paid by one party all or a portion of which is the responsibility of another party in accordance with the terms of this Section 13.5.  Within a reasonable time prior to the payment of any said Tax, the party paying such Tax will give notice to the other parties of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

13.6        Further Assurances.

13.6.1      From and after the Closing Date, the Seller Entities will take all such steps as may be necessary to put Purchaser in actual possession and operating control of the Purchased Assets, and the Seller Entities agree that at any time or from time to time (without further cost or expense to Purchaser) after the Closing Date, upon the reasonable request of Purchaser, the Seller Entities will execute, acknowledge and deliver such other instruments of conveyance and transfer and take such other action as may be reasonably required to vest in Purchaser good title to any of the Purchased Assets.

13.6.2      To the extent Seller receives any funds or other assets that are part of the Purchased Assets (the “Purchaser Funds”) after the Effective Date, Seller will, on the Closing Date or, if later, as soon as practicable after receipt, deliver such Purchaser Funds to Purchaser and will take all steps necessary to vest title to such funds and assets in Purchaser.  Seller hereby designates Purchaser as its true and lawful attorney-in-fact, with full power of substitution, to execute or endorse for the benefit of Purchaser any checks, notes or other documents received by Seller in connection with the Purchaser Funds.  Seller hereby acknowledges and agrees that the power of attorney set forth in the preceding sentence is coupled with an interest, and further agrees to execute and deliver to Purchaser from time to time any documents or instruments reasonably requested by Purchaser to evidence such power of attorney.

13.6.3      Subject to Section 3.3, to the extent Purchaser receives any funds or other assets that are Excluded Assets (the “Seller Funds”) after the Effective Date, Purchaser will, on the Closing Date or, if later, as soon as practicable after receipt, deliver such Seller Funds to Seller and will take all steps necessary to vest title to such funds and assets in Seller.  Purchaser hereby designates Seller as its true and lawful attorney-in-fact, with full power of substitution, to execute or endorse for the benefit of Seller any checks, notes or other documents received by Purchaser in connection with the Seller Funds.  Purchaser hereby acknowledges and agrees that the power of attorney set forth in the preceding sentence is coupled with an interest, and further agrees to execute and deliver to Seller from time to time any documents or instruments reasonably requested by Purchaser to evidence such power of attorney.

13.6.4      At any time or from time to time after the Closing, each party hereunder will, at the request of the other, execute and deliver any further instruments or documents and take all such further action as any party may reasonably request in order to carry out the transactions contemplated hereby.

A mark of *** on this page indicates that confidential material has been omitted.  This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

13.7        Retained Information.  After the Closing, to the extent not prohibited by law or restricted by applicable ethical rules, Purchaser will make available to Seller any business records related to the operations of Seller prior to the Closing which are transferred to Purchaser at the Closing (the “Transferred Business Records”) for inspection and copying to the extent Seller requires access to such records in response to tax audits or other reasonable business necessity.  Seller’s access to the Transferred Business Records is subject to the confidentiality obligations of Seller under Section 13.3 hereof.  After the Closing, Seller, to the extent not prohibited by law or restricted by applicable ethical rules, will make available to Purchaser any business records related to the operations of Seller prior to the Closing which are not transferred to Purchaser at the Closing (the “Retained Business Records”) for inspection and copying to the extent Purchaser requires access to such records for reasonable business necessity.  Purchaser’s access to the Retained Business Records is subject to the confidentiality obligations of Purchaser under Section 13.3 hereof.

13.8        EA Staff Members.  ***

13.9        Seller Premises; EA Director Offices.  ***

14.          Conditions Precedent To Obligations Of Purchaser and Parent.  The obligations of Purchaser and Parent under this Agreement are subject to the fulfillment of all of the following conditions precedent on or before the Closing Date, each of which may be waived in writing at the sole discretion of Purchaser.  Seller must deliver a certificate executed by the Seller Entities certifying the satisfaction of all of the conditions precedent set forth in this Section 14.  If any of the conditions precedent to the obligations of Purchaser and Parent are not satisfied or waived on the Closing Date, Purchaser will have the right to elect not to proceed with the Closing and the parties will have no further rights or obligations under this Agreement, the Expert Agreements or otherwise.

14.1        Continued Truth of Representations and Warranties; No Breach.  The representations and warranties made by the Seller Entities in this Agreement will be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by Purchaser and except for representations and warranties that are qualified as to Materiality, materiality or Material Adverse Effect, which will be true and correct in all respects, and the Seller Entities will have performed and complied in all material respects with all terms, conditions, obligations, agreements and restrictions required by this Agreement to be performed or complied with by them prior to or on the Closing Date, including making the deliveries required under Section 6.2 hereof.

14.2        Absence of Litigation.  No action or proceeding will have been instituted or threatened orally or in writing by any public authority prior to the Closing Date before a Governmental Body for the stated purpose of enjoining or preventing the consummation of this Agreement and the transactions contemplated hereby or to recover damages by reason thereof.  No action or proceeding will have been instituted or threatened in writing by any private Person prior to the Closing Date before a Governmental Body for the stated purpose of enjoining or preventing the consummation of this Agreement and the transactions contemplated hereby.

14.3        Landlord Consent.  Seller will have obtained the written consent of its landlord under the Office Lease.

14.4        No Material Adverse Change.  There will have been no material adverse change in the business, assets (including intangible assets), financial condition or results of operations of Seller from the Interim Financial Statement Date through and including the Closing Date, except for any such changes attributable to changes in U.S. economic or financial conditions or Seller’s industry generally, or attributable to the announcement of the transactions contemplated by this Agreement and except for matters listed on Schedule 7.5 as of the date hereof.

15.          Conditions To Obligations Of Seller Entities.  The obligations of the Seller Entities under this Agreement are subject to the fulfillment of all of the following conditions precedent on or before the Closing Date, each of which may be waived in writing at the sole discretion of Seller.  Each of Purchaser and Parent must deliver a certificate executed by it certifying the satisfaction of all of the conditions precedent set forth in this Section 15.  If any of the conditions precedent to the obligations of the Seller Entities are not satisfied or waived on the Closing Date, Seller will have the right to elect not to proceed with the Closing and the parties will have no further rights or obligations under this Agreement, the Expert Agreements or otherwise.

15.1        Continued Truth of Representations and Warranties.  The representations and warranties made by Purchaser or Parent in this Agreement will be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by Seller and except for representations and warranties that are qualified as to Materiality, materiality or Material Adverse Effect, which will be true and correct in all respects, and Purchaser and Parent will have performed and complied in all material respects with all terms, conditions, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, including making the deliveries required under Section 6.3 hereof.

15.2        Absence of Litigation.  No action or proceeding will have been instituted or threatened orally or in writing by any public authority prior to the Closing Date before a Governmental Body for the stated purpose of enjoining or preventing the consummation of this Agreement and the transactions contemplated hereby or to recover damages by reason thereof.  No action or proceeding will have been instituted or threatened in writing by any private Person prior to the Closing Date before a Governmental Body for the stated purpose of enjoining or preventing the consummation of this Agreement and the transactions contemplated hereby.

15.3        No Material Adverse Change.  There will have been no material adverse change in the business, assets (including intangible assets), financial condition or results of operations of Parent or its subsidiaries, taken as a whole, from the date of the financial statements in the final prospectus that is part of Purchaser’s S-1 Registration Statement initially filed with the SEC on August 25, 2003 through and including the Closing Date, except for any such changes attributable to changes in U.S. economic or financial conditions or Purchaser’s industry generally, or attributable to the announcement of the transactions contemplated by this Agreement.

16.          Amendment and Survival Of Representations And Warranties.  The representations and warranties of the parties contained herein, and all claims and causes of action related thereto, will survive the consummation of the transactions contemplated hereby until the eighteen (18)-month anniversary of the Closing Date.  Notwithstanding the foregoing, the limitation period for the survival of representations and warranties set forth in this Section 16 will not apply to any fraudulent representation or warranty.

17.          Indemnification.

17.1        Indemnification by Seller Entities.  Subject to the limitations set forth in Section 17.3, the Seller Entities, jointly and severally, agree to indemnify, defend and hold harmless each of Purchaser, Parent and any of their respective members, officers, directors, employees, agents, affiliates, successors or assigns (each, a “Purchaser Party”) from any loss, damage or expense (including reasonable attorneys’ fees) (collectively, “Losses”) which a Purchaser Party may incur, suffer or become liable for as a result of or in connection with (a) the breach of any representation or warranty of a Seller Entity contained in this Agreement, including any exhibit or schedule hereto; provided, however, that the indemnification obligations of the Seller Entities with respect to the representations and warranties contained in Section 8 hereof shall be several and not joint as to each such Seller Entity; (b) the breach of any agreement of a Seller Entity contained in this Agreement; provided, however, that the indemnification obligations of the Seller Entities with respect to agreements made by a Seller Entity severally and not jointly with the other Seller Entities shall be several and not joint as to each such Seller Entity; or (c) any assertion against a Purchaser Party of any claim or liability constituting an Excluded Liability.  Notwithstanding the foregoing, other than as set forth in Section 13.5, the Seller Entities will have no indemnification, defense or hold harmless obligation to any Purchaser Party with respect to the liability of any Purchaser Party for Taxes as a result of the transactions contemplated by this Agreement or the Expert Agreements.  Purchaser, acting on behalf of a Purchaser Party, will give the Seller Entities prompt written notice of any claim, suit or demand which Purchaser believes will give rise to indemnification by the Seller Entities under this section stating in reasonable detail the nature and basis of such claim, suit or demand; provided, however, that, the failure to give such notice will not affect the obligations of the Seller Entities hereunder, except to the extent they are prejudiced by such failure.  Except as hereinafter provided and except where an actual conflict of interest between any Seller Entity and the Purchaser Party suggests separate counsel is appropriate, the Seller Entities will have the right, but not the duty, to defend and to direct the defense against any such claim, suit or demand, in its name or in the name of the Purchaser Party at the Seller Entities’ expense and with outside counsel of the Seller Entities’ own choosing.  Each Purchaser Party will, at the Seller Entities’ expense, cooperate reasonably in the defense of any such claim, suit or demand.  Except as set forth below, if the Seller Entities, within a reasonable time after notice of a claim under this Section 17.1, fail to defend a Purchaser Party, the Purchaser Party will be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of the Seller Entities subject to the right of the Seller Entities to assume the defense of such claim at any time prior to the settlement, compromise or final determination thereof if, and to the extent any of, the issues remaining therein involve liability for, or the amount of, money damages to be assessed against the Purchaser Party, provided no Seller Entity will, without the Purchaser Party’s written consent (which consent will not be unreasonably withheld or delayed), settle or compromise any claim or consent to any entry of judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Purchaser Party a release from all liability in respect of such claim.  Whether or not the Seller Entities shall have assumed the defense of any claim, suit or demand, the Purchaser Parties will not admit any liability with respect to, or settle, compromise or discharge, any such claim, suit or demand, without the Seller Entities’ prior written consent (which consent will not be unreasonably withheld or delayed).

17.2        Indemnification by Purchaser and Parent.  Purchaser and Parent, jointly and severally, agree to indemnify, defend and hold harmless the Seller Entities, and each of their respective members, shareholders, officers, directors, managers, employees, agents, affiliates, successors or assigns (each, a “Seller Party”) from any Losses which a Seller Party may incur, suffer or become liable for as a result of or in connection with (a) the inaccuracy or breach of any representation or warranty of Purchaser or Parent contained in this Agreement, including any exhibit or schedule hereto; (b) the breach of any agreement of Purchaser or Parent contained in this Agreement; or (c) any assertion against a Seller Party of any claim or liability constituting an Assumed Liability.  Notwithstanding the foregoing, other than as set forth in Section 13.5, Purchaser will have no indemnification, defense or hold harmless obligation to any Seller Party with respect to the liability of any Seller Party for Taxes as a result of the transactions contemplated by this Agreement or the Expert Agreements.  Seller, on behalf of each Seller Party, will give Purchaser prompt written notice of any claim, suit or demand which it believes will give rise to indemnification by Purchaser under this paragraph stating in reasonable detail the nature and basis of such claim, suit or demand; provided, however, that, the failure to give such notice will not affect the obligations of Purchaser hereunder, except to the extent it is prejudiced by such failure.  Except as hereinafter provided and except where an actual conflict of interest between a Seller Party and Purchaser and Parent, Purchaser will have the right, but not the duty, to

A mark of *** on this page indicates that confidential material has been omitted.  This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

defend and to direct the defense against any such claim, suit or demand, in its name or in the name the Seller Party at Purchaser’s expense and with outside counsel of Purchaser’s own choosing.  Each Seller Party will, at Purchaser’s expense, cooperate reasonably in the defense of any such claim, suit or demand.  Except as set forth below, if Purchaser, within reasonable time after notice of a claim under this Section 17.2, fails to defend a Seller Party, such Seller Party will be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of Purchaser subject to the right of Purchaser to assume the defense of such claim at any time prior to the settlement, compromise or final determination thereof if, and to the extent any of, the issues remaining therein involve liability for, or the amount of, money damages to be assessed against Seller Party, provided that Purchaser will not, without Seller Party’s written consent (which consent will not be unreasonably withheld or delayed), settle or compromise any claim or consent to any entry of judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Seller Party a release from all liability in respect of such claim.  Whether or not Purchaser shall have assumed the defense of any claim, suit or demand, a Seller Party will not admit any liability with respect to, or settle, compromise or discharge, any such claim, suit or demand without the Purchaser’s prior written consent (which consent will not be unreasonably withheld or delayed).

17.3        Limitations.  The indemnification provided for in Sections 17.1 and 17.2 shall be subject to the following limitations:

17.3.1      The Seller Entities shall not be obligated to pay any indemnification amounts for Losses pursuant to Section 17.1 (other than clause (b) or (c)) until the aggregate amount of all Losses pursuant thereto exceeds an amount equal to *** (the “Basket”), whereupon the Purchaser Parties shall be entitled to indemnification thereunder for all such Losses (back to the first dollar of the Basket).  Notwithstanding anything to the contrary contained herein, in no event shall the Seller Entities be obligated to pay any indemnification amounts for Losses pursuant to Section 17.1 (other than clauses (b) and (c)) that exceed, in the aggregate, ***.

17.3.2      Neither the Purchaser nor the Parent shall be obligated to pay any indemnification amounts for Losses pursuant to Section 17.2 (other than clause (b) or (c) or with respect to monetary obligations under Section 3) until the aggregate amount of all Losses pursuant thereto exceeds an amount equal to *** (the “Basket”), whereupon the Seller Parties shall be entitled to indemnification thereunder for all such Losses (back to the first dollar of the Basket).  Notwithstanding anything to the contrary contained herein, in no event shall the Purchaser or Parent be obligated to pay any indemnification amounts for Losses pursuant to Section 17.2 (other than clauses (b) and (c) or with respect to monetary obligations under Section 3)that exceed, in the aggregate, ***.

17.3.3      The Purchaser Parties may seek recovery against the Seller Entities for any Loss for which the Seller Entities are jointly and severally liable hereunder.

17.4        Insurance and Tax Effect.

17.4.1      The amount of any Loss for which indemnification is provided under any of Sections 17.1 or 17.2 shall be net of any amounts (net of the costs of recovery of such amounts) recovered by the indemnified party under insurance policies with respect to such Loss (collectively, a “Net Loss”).  The indemnified party will also secure a waiver of subrogation from its insurers for the benefit of the indemnifying party with respect to any such insured Loss.

17.4.2      Any payments made pursuant to the provisions of this Section 17 shall be treated as an adjustment to the total consideration payable to Seller under this Agreement.  The amount of any Loss shall be reduced to take account of any net Tax benefit (if any) actually realized by the indemnified party arising from the incurrence or payment of any such Net Loss.

17.5        Right of Offset.  Purchaser will offset all or any portion of the Earn Out Payment against amounts for which Purchaser is entitled to joint and several indemnification from the Seller Entities under Section 17.1, as such entitlement is finally determined by a court of competent jurisdiction.

18.          Expenses.  Except as may otherwise be expressly provided herein, each party to this Agreement will pay their own expenses in connection with this Agreement and the transactions contemplated hereby, including taxes, recording fees and attorneys’ or accountants’ fees.

19.          Seller Name Change.  Within ten (10) days after the Closing Date, Seller will change its limited liability company name to a name which does not include the names “Economic” or “Analysis”.

20.          Notices.  Any notices or other communications required or permitted hereunder will be sufficiently given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy with confirmation copy sent by first class mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice in accordance with this Section :

In the case of Purchaser, to:

LECG, LLC
2000 Powell Street, Suite 600
Emeryville, California  94608
Attention:  Chief Financial Officer
Fax:  (510) 653-9898

A mark of *** on this page indicates that confidential material has been omitted.  This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

In the case of Parent, to:

LECG Corporation
2000 Powell Street, Suite 600
Emeryville, California  94608
Attention:  Chief Financial Officer
Fax:  (510) 653-9898

with copies of notices to Purchaser or Parent to:

Marvin A. Tenenbaum, Esq.
General Counsel
LECG, LLC
33 West Monroe Street, Suite 1850
Chicago, IL 60603
Fax:  (312) 267-8220

and

Carol Kerr, Esq.

Folger Levin & Kahn, LLP

1900 Avenue of the Stars, Suite 2800

Los Angeles, California 90067

Fax:  (310) 556-3770

In the case of Seller, EAC, the Klein Trust or Klein, to:

c/o Benjamin Klein
***

with a copy to:

Ian C. Wiener, Esq.
Irell & Manella LLP
1800 Avenue of the Stars, Suite 900

Los Angeles, CA 90067
Fax:  (310) 203-7199

In the case of Winnaf or Williams, to:

c/o Darrell Williams
***

with a copy to:

Marc A. Jones, Esq.
McDermott, Will & Emery
2049 Century Park East, Suite 3900
Los Angeles, CA 90067
Fax:  (310) 277-4730

A mark of *** on this page indicates that confidential material has been omitted.  This Exhibit, including the omitted portions, has been filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

In the case of Green, to:

Kevin C. Green
***

In the case of Hekman, to:

John Hekman

***

In the case of Smith, to:

Michael Smith

***

In the case of Green, Hekman and Smith, with a copy to:

Louis C. Klein, Esq.
The Law Offices of Louis C. Klein
1900 Avenue of the Stars, Suite 1800

Los Angeles, CA 90067
Fax:  (310) 552-9291

21.          Successors; Third Party Beneficiaries.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign its rights or obligations hereunder (directly or indirectly or as a matter of law) without the prior written consent of all of the other parties.  None of the provisions of this Agreement will be for the benefit of or permit enforcement by any third party beneficiary.

22.          Section Headings.  The Article and section headings used in this Agreement are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

23.          Governing Law; Consent To Service.  This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed therein (without giving effect to the conflict of law provisions of such jurisdiction).  The parties agree that service of process of notice in any such action, suit or proceeding will be effective if in writing and sent by certified or registered mail, return receipt requested, postage prepaid, as provided in Section 20 hereof.

24.          Entire Agreement; Amendment.  This Agreement, including all schedules and exhibits hereto, and the Confidentiality Agreement and all agreements to be delivered by the parties pursuant hereto or thereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations between the parties including, without limitation, that certain Term Sheet dated February 5, 2004, and cannot be amended, supplemented or changed orally, but may only be so modified by an agreement in writing which makes specific reference to this Agreement, the Confidentiality Agreement or the applicable agreement delivered pursuant hereto or thereto, as the case may be, and which is signed by the party against whom enforcement of any such amendment, supplement or modification is sought.

25.          Counterparts.  This Agreement may be signed in two or more counterparts, each signed by one or more of the parties hereto so long as each party will sign at least one counterpart of this Agreement, all of which taken together will constitute one and the same instrument.  Signatures delivered by facsimile or electronic file format will be treated in all respects as originals.

26.          Attorneys’ Fees.  In the event of any action or suit based upon or arising out of this Agreement, the prevailing party will be entitled to the extent permitted by law to reimbursement for all of the prevailing party’s reasonable attorneys’ fees, expenses and other costs of such action or suit from the other party.

27.          Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

28.          Parent Guaranty.

28.1        Guarantee.

28.1.1      Subject to Section 28.1.2 below, Parent hereby irrevocably, unconditionally and absolutely guarantees to Seller the full and punctual payment and performance of the obligations of Purchaser pursuant to Section 3 of this Agreement, including, without limitation, with respect to the Purchase Price under Section 3.1, the Accounts Receivable under Section 3.3, and the Earn Out Payment and other amounts payable under Section 3.4 (collectively, the “Guaranteed Obligations”).

28.1.2      Upon the failure by Purchaser punctually to pay or perform any Guaranteed Obligation when due (giving effect to any applicable grace or cure periods under this Agreement and, with respect to any disputed amounts, after resolution of such dispute in accordance with the dispute resolution procedures of this Agreement (including, without limitation, any determination of the Accounting Referee)), Seller shall send to both Purchaser and Parent a written notice of any default in payment by Purchaser of any Guaranteed Obligations (the “Default Notice”).  Such Default Notice shall state the sums owed and/or performance required and the basis for Purchaser’s obligation to pay those sums.  Unless Purchaser shall have paid or performed for Seller in full the amount of the Guaranteed Obligations in default as set forth in the Default Notice, Parent shall, within ten (10) business days of receiving the Default Notice, pay to Seller in full the amount of the Guaranteed Obligations by wire transfer of immediately available funds to the account designated by Seller in the Default Notice.

28.1.3      If Parent has not paid or performed for Seller the full amount of any Guaranteed Obligations due in full within ten (10) business days following Parent’s and Purchaser’s receipt of the Default Notice, Seller shall be entitled to enforce Parent’s guaranty under this Section 28 (the “Guaranty”) for the full extent of any payment or performance due to Seller against Parent and Seller shall not be required to pursue or exhaust its rights against Purchaser in order to enforce this Guaranty against Parent.

28.2        Waiver of Demands, Notices, Diligence, Defenses, etc.  Parent hereby assents to all of the terms and conditions of the Guaranteed Obligations and waives presentment, demand for payment, protests of any kind of nature, enforcement of any Guaranteed Obligations or notices of any kind or nature, whether by law, statute or agreement, except for the Default Notice.  Parent acknowledges and agrees with Seller that it has no offset rights, counterclaim or defense of any kind with respect to the claims of Seller under this Guaranty (other than any rights Parent may have indirectly as a result of Purchaser’s right of set-off pursuant to Section 17.5).  Without limiting the foregoing, Parent hereby waives (i) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Purchaser or any other Person and (ii) any and all benefits under California Civil Code Sections 2787 through 2855, inclusive.

28.3        Obligations of Parent Unconditional.  The obligations of Parent under this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of any Guaranteed Obligation, and shall not be affected by (i) any action taken under any Guaranteed Obligation in the exercise of any right or remedy therein conferred, or any failure or omission on the part of Seller to enforce any right given hereunder or any remedy conferred hereby, (ii) any extension, renewal, settlement, compromise, waiver or release of any term, covenant, agreement or condition of any Guaranteed Obligation or this Guaranty, (iii) any amendment, modification, alteration or waiver of any provision of this Agreement, (iv) the merger, consolidation or any other change in the existence, structure or ownership of Purchaser or Parent, (v) the sale, lease or transfer by Purchaser or Parent to any Person of any or all of its properties, (vi) any action of Seller granting indulgence or extension to, or waiving or acquiescing in any default by, Purchaser or any successor to Purchaser or any Person or party which shall have assumed any of the Guaranteed Obligations, (vii) any disability or other defense of Purchaser or any successor to Purchaser, (viii) any insolvency, bankruptcy, dissolution, liquidation, reorganization or other similar proceeding affecting Purchaser or Parent or their assets or any resulting release or discharge of any obligation of Purchaser or Parent, (ix) the obtaining of any judgment against Purchaser or any action to enforce the same, (x) any provision of any applicable statute, law, ordinance, rule or regulation purporting to prohibit the discharge by Purchaser of any Guaranteed Obligation, or (xi) any circumstance whatsoever (with or without notice to or knowledge of Parent) which may or might in any manner or to any extent vary the risk of Parent hereunder, it being the purpose and intent of Parent that the obligations of Parent as guarantor hereunder shall be absolute, unconditional and irrevocable under any and all circumstances and shall not be discharged except by payment or performance as herein provided, and then only to the extent of such payment or performance.

28.4        Guaranty Irrevocable.  This Guaranty is irrevocable and shall remain in full force and effect until the payment in full of all Guaranteed Obligations and other amounts payable under this Guaranty.

28.5        Reinstatement.  This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time amounts received by Seller with respect to the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Seller for any reason, including, without limitation, the insolvency, bankruptcy, dissolution, liquidation or reorganization of Parent or Purchaser, all as though said payments had not been made.

29.          Non-Transferred Assets.  If for any reason (including any legal impediment or the failure to obtain any necessary consent or approval) the transfer of any of the Purchased Assets (any such Purchased Assets being referred to herein as the “Non-Transferred Assets”) has not been effected by or on the Closing Date, Seller shall effect the transfer of the Non-Transferred Assets to Purchaser as soon as reasonably practicable after the Closing Date.  Until the transfer by Seller to Purchaser of all of the Non-Transferred Assets is effected, Seller and Purchaser will cooperate to effect an arrangement reasonably designed to provide Purchaser with the benefits of, and obligations relating to, any such Non-Transferred Asset as if the consent had been obtained, all at the cost of and for the benefit of, Purchaser.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

PURCHASER:			PARENT:

LECG, LLC			LECG Corporation
A California limited liability company			A Delaware corporation

By:	LECG Corporation		By:	/s/ DAVID KAPLAN
Its:	Sole Manager			David Kaplan

	By:	/s/ DAVID KAPLAN	Its: President
David Kaplan

Its: President

SELLER ENTITIES:

Economic Analysis LLC
a California limited liability company

By:

Its:

Economic Analysis Corporation,
a California corporation

By:
Benjamin Klein

Its: President

Klein Family Trust

By:
Benjamin Klein

Its: Trustee

Signature Page to the Asset Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

PURCHASER:		PARENT:

LECG, LLC		LECG Corporation,
A California limited liability company		A Delaware corporation

By:	LECG Corporation	By:
Its:	Sole Manager	David Kaplan

By:		Its: President
David Kaplan

Its: President

SELLER ENTITIES:

Economic Analysis LLC
a California limited liability company

By:	/s/ BENJAMIN KLEIN
Benjamin Klein

Its:	President

Economic Analysis Corporation,
a California corporation

By:	/s/ BENJAMIN KLEIN
Benjamin Klein

Its:	President

Klein Family Trust

By:	/s/ BENJAMIN KLEIN
Benjamin Klein

Its:	Trustee

Signature Page to the Asset Purchase Agreement

/s/ BENJAMIN KLEIN
Benjamin Klein

Kevin C. Green

John Hekman

Michael Smith

Darrell Williams

Winnaf, Inc.
a California corporation

By:
Darrell Williams

Its:	President

Signature Page to the Asset Purchase Agreement

Benjamin Klein

/s/ KEVIN C. GREEN
Kevin C. Green

John Hekman

Michael Smith

Darrell Williams

Winnaf, Inc.
a California corporation

By:
Darrell Williams

Its:	President

Signature Page to the Asset Purchase Agreement

Benjamin Klein

Kevin C. Green

/s/ JOHN HEKMAN
John Hekman

Michael Smith

Darrell Williams

Winnaf, Inc.
a California corporation

By:
Darrell Williams

Its:	President

Signature Page to the Asset Purchase Agreement

Benjamin Klein

Kevin C. Green

John Hekman

/s/ MICHAEL SMITH
Michael Smith

Darrell Williams

Winnaf, Inc.
a California corporation

By:
Darrell Williams

Its:	President

Signature Page to the Asset Purchase Agreement

Benjamin Klein

Kevin C. Green

John Hekman

Michael Smith

/s/ DARRELL WILLIAMS
Darrell Williams

Winnaf, Inc.
a California corporation

By:	/s/ DARRELL WILLIAMS
Darrell Williams

Its:	President

Signature Page to the Asset Purchase Agreement